Execution Version LOAN AND SECURITY AGREEMENT By and among WELLS FARGO BANK, N.A. as Agent ________________________ THE LENDERS THAT ARE PARTIES HERETO as Lenders __________________ NICHOLAS FINANCIAL, INC. NICHOLAS DATA SERVICES, INC. as Borrowers _________ _ 116549.01103/127129470v.6 Exhibit 10.1

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS 1

Section 1.1 Certain Definitions 1

Section 1.2 Rules of Construction 25

ARTICLE 2 THE REVOLVING CREDIT FACILITY 26

Section 2.1 The Loan 26

Section 2.2 Request for Advances; Advance Mechanics; Defaulting Lender 27

Section 2.3 Letters of Credit 31

Section 2.4 Method of Payment 36

Section 2.5 Optional and Mandatory Prepayment 37

Section 2.6 Interest 38

Section 2.7 Fees 39

Section 2.8 Regulatory Changes in Capital Requirements; Replacement of a Lender 39

Section 2.9 Sharing of Payments 40

Section 2.10 Pro Rata Treatment 41

ARTICLE 3 SECURITY 43

Section 3.1 Security Interest 43

Section 3.2 Financing Statements 43

Section 3.3 Stamping of Receivables 43

Section 3.4 Collections 44

Section 3.5 Additional Rights of Agent; Power of Attorney 44

Section 3.6 Additional Collateral Provisions 44

ARTICLE 4 REPRESENTATIONS AND WARRANTIES 45

Section 4.1 Representations and Warranties as to Receivables 45

Section 4.2 Organization and Good Standing 46

Section 4.3 Perfection of Security Interest 46

Section 4.4 No Violations 46

Section 4.5 Power and Authority 47

Section 4.6 Validity of Agreements 47

Section 4.7 Litigation 47

Section 4.8 Compliance 47

Section 4.9 Accuracy of Information; Full Disclosure 47

Section 4.10 Taxes 48

Section 4.11 Indebtedness 48

Section 4.12 Investments 48

Section 4.13 ERISA 48

Section 4.14 Environmental Condition 48

Section 4.15 Solvency 48

Section 4.16 Business Location 49

Section 4.17 Equity Interests 49

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Section 4.18 Deposit Accounts....49
Section 4.19 No Extension of Credit for Securities 49

ARTICLE 5 CONDITIONS....50
Section 5.1 Documents to be Delivered to Agent Prior to Effectiveness 50
Section 5.2 Conditions to all Advances....51

ARTICLE 6 AFFIRMATIVE COVENANTS....52
Section 6.1 Reporting Requirements....52
Section 6.2 Books and Records 53
Section 6.3 Financial Covenants....53
Section 6.4 Compliance With Applicable Law....53
Section 6.5 Notice of Certain Events....54
Section 6.6 Existence, Properties 54
Section 6.7 Payment of Indebtedness; Taxes....54
Section 6.8 Notice Regarding Any Plan....54
Section 6.9 Litigation, Enforcement Actions and Requests for Information....55
Section 6.10 Business Location, Legal Name and State of Organization 55
Section 6.11 Operations 55
Section 6.12 Chattel Paper/Jurisdictions 55
Section 6.13 PPP Loan 56
Section 6.14 Post-Closing Deliverable....56
Section 6.15 Further Assurances 56

ARTICLE 7 NEGATIVE COVENANTS....56
Section 7.1 Payments to and Transactions with Affiliates 56
Section 7.2 Restricted Payments....56
Section 7.3 Indebtedness 57
Section 7.4 Liens....57
Section 7.5 Disposal of Assets....57
Section 7.6 Investments 57
Section 7.7 Restrictions on Fundamental Changes 57
Section 7.8 Use of Proceeds 57
Section 7.9 Ownership and Management....58
Section 7.10 Amendment to Subordinated Debt....58
Section 7.11 Accounting Methods....58
Section 7.12 Nature of Business....58
Section 7.13 Bulk Purchases 58
Section 7.14 Deposit Accounts....58
Section 7.15 Source of Repayment and Collateral 58

ARTICLE 8 EVENTS OF DEFAULT....59
Section 8.1 Failure to Make Payments....59
Section 8.2 Information, Representations and Warranties 59
Section 8.3 Covenants 59
Section 8.4 Collateral....59
Section 8.5 Defaults Under Other Agreements....59
Section 8.6 Certain Events 59

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3 116549.01103/127129470v.6 Section 8.7 Judgments .............................................................................................................................60 Section 8.8 Guarantors............................................................................................................................60 Section 8.9 Hedging Agreements.........................................................................................................60 Section 8.10 Credit Documents..............................................................................................................60 Section 8.11 Material Adverse Change.......................................Error! Bookmark not defined. Section 8.12 Level Two Regulatory Event ..........................................................................................60 ARTICLE 9 REMEDIES OF AGENT AND WAIVER...........................................................................60 Section 9.1 Section 9.2 Section 9.3 Section 9.4 Agent’s Remedies ...............................................................................................................60 Waiver and Release by Borrowers.................................................................................61 No Waiver.............................................................................................................................61 Application of Proceeds ...................................................................................................62 ARTICLE 10 MISCELLANEOUS.......................................................................................................................63 Section 10.1 Indemnification and Release Provisions .....................................................................63 Section 10.2 Amendments........................................................................................................................64 Section 10.3 Notices ...................................................................................................................................65 Section 10.4 Termination and Release..................................................................................................67 Section 10.5 Counterparts.........................................................................................................................67 Section 10.6 Costs, Expenses and Taxes .............................................................................................67 Section 10.7 Participations and Assignments .....................................................................................68 Section 10.8 Effectiveness of Agreement............................................................................................70 Section 10.9 APPLICABLE LAW.........................................................................................................70 Section 10.10 JURISDICTION AND VENUE/WAIVER OF JURY TRIAL .......................70 Section 10.11 REVIEW BY COUNSEL...............................................................................................71 Section 10.12 Interpretation .......................................................................................................................71 Section 10.13 Severability of Provisions.................................................................................................71 Section 10.14 Exchanging Information..................................................................................................71 Section 10.15 Patriot Act Notice ..............................................................................................................71 Section 10.16 Advertisement......................................................................................................................72 Section 10.17 Bank Product Providers ...................................................................................................72 Section 10.18 Debtor-Creditor Relationship.........................................................................................73 Section 10.19 Revival and Reinstatement of Obligations .................................................................73 Section 10.20 Withholding Taxes .............................................................................................................73 ARTICLE 11 AGENT..............................................................................................................................................76 Section 11.1 Appointment of Agent .....................................................................................................76 Section 11.2 Nature of Duties of Agent...............................................................................................77 Section 11.3 Lack of Reliance on Agent ..............................................................................................77 Section 11.4 Certain Rights of Agent....................................................................................................78 Section 11.5 Reliance by Agent...............................................................................................................79 Section 11.6 Indemnification of Agent.................................................................................................79 Section 11.7 Agent in its Individual Capacity .....................................................................................79 Section 11.8 Holders of Notes................................................................................................................79 Section 11.9 Successor Agent..................................................................................................................80 Section 11.10 Collateral Matters................................................................................................................80 Section 11.11 Delivery of Information ...................................................................................................81 Section 11.12 Defaults..................................................................................................................................81

4 116549.01103/127129470v.6 ARTICLE 12 INTER-BORROWER PROVISIONS ....................................................................................81 Section 12.1 Certain Borrower Acknowledgments and Agreements..........................................82 Section 12.2 Maximum Amount of Joint and Several Liability.....................................................82 Section 12.3 Authorization of Borrower Agent by Borrowers:....................................................83 Section 12.4 Qualified ECP Obligor.....................................................................................................83

116549.01103/127129470v.6 LOAN AND SECURITY AGREEMENT This LOAN AND SECURITY AGREEMENT is made as of the 5th day of November, 2021 by and among NICHOLAS FINANCIAL, INC., a Florida corporation (“Borrower Agent”), NICHOLAS DATA SERVICES, INC, a Florida corporation, and such other Persons joined hereto from time to time as borrowers (collectively with Borrower Agent, the “Borrowers” and each individually is referred to as a “Borrower”), WELLS FARGO BANK, N.A., as agent for Lenders (“Agent”), with an office located at 800 Walnut Street, Des Moines, Iowa 50309, and the financial institutions from time to time party hereto (collectively, the “Lenders” and each individually is referred to as a “Lender”). BACKGROUND Borrowers have requested and Agent and Lenders have agreed to make available to Borrowers a secured revolving credit facility in the initial amount of the Maximum Principal Amount, all on terms and subject to the conditions set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows: ARTICLE 1 DEFINITIONS Section 1.1 Certain Definitions. The terms defined in this Section 1.1, whenever used and capitalized in this Agreement shall, unless the context otherwise requires, have the respective meanings herein specified. “Acceptance Date” has the meaning assigned to that term in Section 10.7(c) of this Agreement. “Acknowledgment and Waiver Agreements” means the acknowledgment and waiver agreements, in form and substance acceptable to Agent, executed and delivered to Agent by mortgagees, landlords, warehousemen or other Persons in possession of any Collateral or at whose premises any Collateral is located. “Adjusted Tangible Net Worth” means, as of any date of determination for Parent, on a consolidated basis (including Borrowers), (a) Tangible Net Worth, minus (b) the aggregate amount of Borrowers’ Receivables that are more than one hundred twenty (120) days contractually past due on a contractual aging basis, minus (c) the amount by which the then Minimum Loss Reserve Requirement exceeds Borrowers’ Loan Reserves. “Advance” means each advance of the Loan made to Borrowers pursuant to Section 2.1 of this Agreement. “Advance Rate” means the following percentage based upon the Collateral Performance Indicator as of the end of each month then most recently ended for which monthly reports have been delivered to Agent, pursuant to Section 6.1 of this Agreement:

116549.01103/127129470v.6 Collateral Performance Indicator Advance Rate Less than or equal to 19% 85% Greater than 19 but less than or equal to 20% 84% Greater than 20% but less than or equal to 21% 83% Greater than 21% but less than or equal to 22% 82% Greater than 22% but less than or equal to 23% 81% Greater than 23% 80% “Affected Lender” has the meaning assigned to that term in Section 2.8(b) of this Agreement. “Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Receivables and Section 7.1 of this Agreement: (a) any Person which owns directly or indirectly ten percent (10%) or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each employee, officer and director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person. “Agent” has the meaning assigned to that term in the recitals. “Agreement” means this Loan and Security Agreement and all exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time. “Annual Compliance Certificate” means a certificate in the form of Exhibit A attached hereto and made a part hereof, as the same may be amended or modified by Agent from time to time in its sole discretion. “Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti- corruption laws, regulations or ordinances in any jurisdiction in which any Borrower or any member of the Borrowing Group is located or doing business. “Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. “Anti-Terrorism Laws” means any laws relating to terrorism or money laundering (including Anti-Money Laundering Laws), including the Patriot Act. “Applicable Margin” means two and one-quarter of one percent (2.25%).

116549.01103/127129470v.6 “Application Event” means the occurrence of a failure by Borrowers to repay all of the Obligations in full on the Termination Date. “Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by Agent, in accordance with Section 10.7 of this Agreement in form and substance satisfactory to Agent (in its sole and absolute discretion). “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(c)(iv). “Availability Statement” means the certificate in substantially the form of Exhibit B attached hereto and made part hereof. “Bank Products” means any one or more of the following financial products or accommodations extended to Borrowers or their Subsidiaries, or any of them, by a Bank Product Provider: (a) credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements. “Bank Product Agreements” means those agreements entered into from time to time by Borrowers or their Subsidiaries, or any of them, with a Bank Product Provider in connection with the obtaining of any of the Bank Products. “Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations). “Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Borrowers or their Subsidiaries, or any of them, to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrowers or their Subsidiaries, or any of them. “Bank Product Provider” means Wells Fargo or any of its Affiliates. “Bank Product Reserve Amount” means, as of any date of determination, the dollar amount of reserves that Agent has determined is necessary or appropriate to establish (based upon the Bank

116549.01103/127129470v.6 Product Providers’ reasonable determination of the liabilities and obligations of Borrowers or their Subsidiaries, or any of them, in respect of Bank Products) in respect of Bank Products then provided or outstanding. “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(c)(i). “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then- current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for the Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: in the case of clause (a) or (b) of the definition of “Benchmark Trans ition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non- aligned with the International Organization of Securities Commissions (IOSCO) Principles for

116549.01103/127129470v.6 Financial Benchmarks; provided that such non-representativeness, non-compliance or non- alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th)

116549.01103/127129470v.6 day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.11(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.11(c)(i). “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k). “Board of Directors” means the board of directors (or comparable managers) of a Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers). “Books and Records” means all of Borrowers’ original ledger cards, payment schedules, credit applications, contracts, lien and security instruments, guarantees relating in any way to the Collateral and other books and records or transcribed information of any type, whether expressed in electronic form in tapes, discs, tabulating runs, programs and similar materials now or hereafter in existence relating to the Collateral. “Borrower Agent” has the meaning assigned to that term in the recitals. “ Borrowers’ Loan Account” has the meaning assigned to that term in Section 2.1 of this Agreement. “Borrowing Base” means, as of the date of determination, an amount equal to (a) the Advance Rate multiplied by the aggregate balance of Eligible Receivables, minus (b) the aggregate amount of reserves, if any, established by Agent under Section 2.1(e) of this Agreement. “Borrowing Base Excess” has the meaning assigned to that term in Section 2.5(b) of this Agreement. “Borrowing Group” means: (a) Borrowers, (b) the parent of Borrowers, (c) any Affiliate or Subsidiary of Borrowers, (c) any Guarantor, (d) the owner of any collateral securing any part of the credit (including the Collateral), any guaranty (including the Guaranties), or this Agreement, and (e) any officer, director or agent acting on behalf of any of the parties referred to in items (a) through (d) with respect to the credit, this Agreement or any of the other Credit Documents. “Business Day” means any day except a Saturday, Sunday or other day on which national banks are authorized by law to close including, without limitation, United States federal government

116549.01103/127129470v.6 holidays. “Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. “Cares Act” means The Coronavirus Aid, Relief and Economic Security Act. “Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e- payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements. “Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Magnolia Capital, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors of Parent or any Borrower do not constitute Continuing Directors, (c) Parent fails to own and control, directly or indirectly, one hundred percent (100%) of the Stock of each Borrower, or (d) Nicholas Data fails to own and control, directly, one hundred percent (100%) of the Stock of each Nicholas Financial. “Closing Fee” has the meaning assigned to that term in Section 2.7(a) of this Agreement. “Code” means the Internal Revenue Code of 1986, as in effect from time to time. “Collateral” means any and all rights and interests in or to Property of Borrowers, whether now owned or hereafter created or acquired, pledged from time to time as security for the Obligations, which shall specifically include, without limitation, all of the following with respect to Borrowers: All now owned and hereafter acquired, created, or arising Accounts and Receivables; All collateral, security and guaranties now or hereafter in existence for any Receivables; All now owned and hereafter acquired, created or arising General Intangibles of every nature, kind and description, including, without limitation, customer lists, choses in action, claims, books, records, goodwill, patents and patent applications, copyrights, trademarks, tradenames, service marks, tradestyles, trademark applications, trade secrets and all goodwill of the business relating thereto, contracts, contract rights, royalties, licenses, franchises, deposits, license, franchise and royalty agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data; All now owned and hereafter acquired Equipment wherever located, and all replacements, parts, accessions, substitutions and additions thereto; All now owned or hereafter acquired Fixtures, wherever located; All now owned and hereafter acquired Inventory wherever located, and all replacements, parts, accessions, substitutions and additions thereto; All now owned and hereafter acquired, created or arising Chattel Paper, Instruments and Documents (including bills of lading, warehouse receipts and other documents of title) of every nature, kind and description; All now owned and hereafter acquired, created or arising Supporting Obligations of every nature, kind and description; (i) All now owned and hereafter acquired, created or arising Commercial Tort Claims of every nature, kind and description; All now owned and hereafter acquired, created or arising Letter-of-Credit Rights of every nature, kind and description; All now existing and hereafter acquired or arising deposit accounts, reserves and credit balances of every nature, wherever located, and all documents and records associated therewith; All Property, now or hereafter in the possession of Agent; All now owned or hereafter acquired Investment Property of every kind; and The accessions to, and substitutions for an all replacements, products and Proceeds (including, without limitation, insurance proceeds and insurance premiums), whether cash or non-cash, of all of the foregoing Property and interests in Property. Notwithstanding the foregoing, in no event shall the Collateral include the Excluded Collateral, and no Borrower shall be deemed to have granted a security interest in the Excluded Collateral. “Collateral Performance Indicator” means as of the end of each calendar month, the sum of: the rolling three (3) month average 30+ day delinquency percentage (the percentage defined as (x) Receivables for which payment is thirty (30) or more days contractually past due, divided by (y) total Receivables at such date); plus (i) net charge-offs for the twelve (12) month period ending on such date divided by (ii) average Principal Receivables during the twelve (12) month period ending on such date; plus (i) Receivables for which the related collateral has been repossessed or assigned for repossession, divided by (ii) total Receivables. “Collateral Pledge Agreement” means, individually, and “Collateral Pledge Agreements” 116549.01103/127129470v.6

116549.01103/127129470v.6 means, collectively, those certain Collateral Pledge Agreements, of even date herewith, from Nicholas Data in favor of Agent, in form and substance acceptable to Agent, as the same may be amended, modified , restated or extended from time to time. “Collections” means all cash, checks, notes, instruments, and other items of payment (including principal, interest, fees, insurance proceeds, cash proceeds of asset sales and tax refunds) with respect to Collateral. “Commitment” means, with respect to each Lender, a commitment of such Lender to make its portion of the Advance in a principal amount up to each such Lender’s Commitment Percentage of the Maximum Principal Amount. “Commitment Amount” means, for any Lender, the amount identified as the Commitment Amount on Schedule I, as such amount may be modified in connection with any assignment made in accordance with Section 10.7 of this Agreement. “Commitment Percentage” means, for any Lender, the percentage identified as the Commitment Percentage on Schedule I, as such percentage may be modified in connection with any assignment made in accordance with Section 10.7 of this Agreement. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents). “Consumer Finance Laws” means all applicable laws and regulations, federal, state and local, relating to the extension of consumer credit, and the creation of a security interest in personal property or a mortgage in real property in connection therewith, as the case may be, and laws with respect to protection of consumers’ interests in connection with such transactions, including without limitation, any usury laws, any privacy laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, RESPA, the Magnuson-Moss Warranty Act, the Gramm-Leach- Bliley Act, the Federal Trade Commission’s Rules and Regulations and Regulations B and Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time.

116549.01103/127129470v.6 “Consumer Purpose Loans” means loans to one or more individuals the proceeds of which are used to purchase goods, services or merchandise for personal, household or family use. “Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of a Person on the date of this Agreement, and (b) any individual who becomes a member of the Board of Directors after the date of this Agreement if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office on the date of this Agreement in an actual or threatened election contest relating to the election of the directors (or comparable managers) of a Person and whose initial assumption of office resulted from such contest or the settlement thereof. “Control Agreement” means any control agreement entered into among any Borrower, Agent and a financial institution, as each may be amended, modified, restated or extended from time to time. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Credit Documents” means this Agreement, the Notes, the Subordination Agreements, the Control Agreements, the Custodian Agreement, the Guaranties, Collateral Pledge Agreements, System Provider Letter Agreement, Issuer Documents and any and all additional documents, instruments, agreements and other writings executed and delivered pursuant to or in connection with this Agreement, as each may be amended, modified, restated or extended from time to time. “Custodian” means a Person reasonably acceptable to Agent. “Custodian Agreement” means a Custodian Agreement by and among Agent, Borrowers, and Custodian, as the same may be amended, modified, restated or extended from time to time. “Debt” means as of the date of determination, all outstanding indebtedness including without limitation: (a) all loans made hereunder to Borrowers; (b) accounts payable as of the date of determination; (c) income tax liabilities; (d) mortgages; (e) deposits, debenture instruments, and other instruments, including all accruals of interest and fees related thereto; (f) all other obligations of a Person, which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise); and (g) Subordinated Debt. “Debt to Adjusted Tangible Net Worth Ratio” means the ratio of Debt of Parent, on a consolidated basis (including Borrowers), to Adjusted Tangible Net Worth. “Default” means an event, condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to

116549.01103/127129470v.6 be funded by it under this Agreement on the date that it is required to do so under this Agreement, (b) notified Borrower Agent, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement on the date that it is required to do so under this Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. “Direct Receivables” means Receivables originated by a Borrower. “Dissenting Lender” has the meaning assigned to that term in Section 10.2(a) of this Agreement. “Distributions” means payments by Borrowers, or any of them, which constitute redemptions, repurchases, dividends or distributions of any kind with respect to a Borrower’s equity interests or any warrants, rights or options to purchase or otherwise acquire any shares of a Borrower’s equity interests. “Dollars” or “$” means United States dollars. “EBITDA Ratio” means for Parent, on a consolidated basis (including Borrowers), the ratio of (a) earnings before payments of interest, taxes, depreciation and amortization expenses for such period, minus (i) any increase during such period in the amount by which the then Minimum Loss Reserve Requirement exceeds Borrowers’ Loan Reserves and (ii) any increase over the past twelve months in Receivables more than one hundred twenty (120) days contractually past due (to the extent deemed necessary by Agent in its sole discretion) to (b) the interest expense for such period, as calculated on a rolling twelve (12) month basis and in accordance with GAAP. “Electronic Chattel Paper” shall have the meaning given to such term in the UCC. “Eligible Receivables” means, as of the date of determination, Receivables (net of unearned interest, fees, insurance commissions, unearned discounts, reserves and holdbacks) which are Chattel Paper, which conform to the warranties set forth in Section 4.1 of this Agreement, in which Agent has a validly perfected first priority Lien, and which are not any of the following: Receivables for which a payment is more than sixty (60) days past due on a contractual basis;

116549.01103/127129470v.6 Indirect Receivables originated prior to the date of this Agreement with original terms in excess of sixty (60) months but less than or equal to seventy two (72) months for which a payment is more than thirty (30) days past due on a contractual basis; Receivables which are subject to bankruptcy proceedings or the account debtor with respect to which is a debtor under the Bankruptcy Code; Receivables for which the related collateral has been assigned for repossession or has been repossessed; Receivables from officers, equity holders or employees of any Borrower or any Affiliate; (vi) Receivables subject to litigation or legal proceedings; Receivables which have been rescheduled as a result of delinquency status; Direct Receivables for which the amount, when aggregated with all Direct Receivables, exceeds twenty percent (20%) of all total Net Receivables of Borrowers then outstanding, to the extent of such excess; (a) Indirect Receivables with an original term in excess of seventy two (72) months and (b) Direct Receivables with an original term in excess of sixty (60) months; (a) Indirect Receivables originated after the date of this Agreement with an original term in excess of sixty (60) months but less than or equal to seventy two (72) months for which the amount, when aggregated with all other such Indirect Receivables, exceeds two and one-half of one percent (2.5%) of all total Net Receivables of Borrowers then outstanding, to the extent of such excess, and (b) Direct Receivables with an original term in excess of forty eight (48) months but less than or equal to sixty (60) months for which the amount, when aggregated with all other such Direct Receivables, exceeds two and one-half of one percent (2.5%) of all total Net Receivables of Borrowers then outstanding, to the extent of such excess; (a) Indirect Receivables with an original principal balance in excess of Twenty Five Thousand Dollars ($25,000) and (b) Direct Receivables with an original principal balance in excess of Fifteen Thousand Dollars ($15,000); (a) Indirect Receivables with an original principal balance in excess of Twenty Thousand Dollars ($20,000) but less than or equal to Twenty Five Thousand Dollars ($25,000) for which the amount, when aggregated with all other such Indirect Receivables, exceeds five percent (5.0%) of all total Net Receivables of Borrowers then outstanding, to the extent of such excess, and (b) Direct Receivables with an original principal balance in excess of Ten Thousand Dollars ($10,000) but less than or equal to Fifteen Thousand Dollars ($15,000) for which the amount, when aggregated with all other such Direct Receivables, exceeds five percent (5.0%) of all total Net Receivables of Borrowers then outstanding, to the extent of such excess; Receivables for which payments have been deferred more than (A) two (2) billing cycles during any rolling twelve (12) month period, or (B) three (3) billing cycles during the contractual term;

116549.01103/127129470v.6 Receivables which provide for interest only payments or a balloon payment; Receivables for which the amount, when aggregated with all other Receivables originated with respect to a specific dealer or group of related dealers, exceeds five percent (5.0%) of all total Net Receivables of Borrowers then outstanding, to the extent of such excess; Receivables for which the purchase price has not been funded to the applicable dealer; Receivables for which a Borrower (or a Custodian under the Custodian Agreement) has not received a valid certificate of title or proof of Lien noting a Borrower’s security interest thereon, if applicable, within one hundred twenty (120) days after the origination of the Receivable; Receivables that are not in compliance with Borrowers’ underwriting guidelines; Receivables serviced, collected or enforced by a Person other than a Borrower; Receivables constituting Electronic Chattel Paper; Receivables for which Agent has not received an opinion or other review product from outside legal counsel, acceptable to Agent, that the documentation evidencing such Receivable complies with applicable Consumer Finance Laws; or Receivables which, in Agent’s Permitted Discretion, do not constitute acceptable collateral. “Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrowers or their Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time. “EPA” means the United States Environmental Protection Agency, or any successor thereto. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto. “Event of Default” has the meaning assigned to that term in Article 8 of this Agreement. “Excess Availability” means, as of any date of determination, a percentage equal to (a) the difference between (i) the sum of (A) the lesser of the Borrowing Base and the Maximum Principal Amount, plus (B) unrestricted cash of Borrowers in a deposit account maintained with Wells Fargo Bank, N.A. or a deposit account subject to a Control Agreement, minus (ii) the amount of

116549.01103/127129470v.6 outstanding Advances, divided by (b) the lesser of the Borrowing Base and the Maximum Principal Amount. “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time. “Excluded Collateral” means (i) any permit, lease, license, or contract to which a Borrower is a party (so long as the counterparty thereof is not an Affiliate of any Borrower) or any of such Borrower’s rights or interests thereunder, if, and for so long as and to the extent that, the grant of the security interest hereunder would constitute or result in breach or termination pursuant to the terms of, or a default under, any such permit, lease, license or contract (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Section 9-406, 9- 407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law or principles of equity, (ii) any equipment or other similar fixed or capital assets owned by any Borrower that is Purchase Money Indebtedness or a Capital Lease (in each case that not in favor of an Affiliate of any Borrower) in each case that is permitted by hereunder if, and for so long as and to the extent that, the grant of the security interest hereunder on such equipment or other similar fixed or capital assets would constitute a violation (other than to the extent that any such violation would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law or principles of equity), (iii) equity interests issued by a foreign subsidiary in excess of 65% of the issued and outstanding equity interests of such foreign subsidiary, (iv) any application to register any intent-to-use trademark or service mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark; and (v) deposit accounts which are established and used (and at all times will be used) solely for the purpose of paying current payroll obligations, employee benefit obligations, current withholding taxes, or other taxes of the Borrowers (and which do not (and will not at any time) contain any deposits other than those necessary to fund such items, in each case in the ordinary course of business. “Excluded Swap Obligation” means, with respect to any Person, any Swap Obligation if, and to the extent that, all or a portion of the agreement of such Person to be obligated with respect of, or the grant by such Person of a Lien to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the agreement of such Person to be obligated with respect of such Swap Obligation would otherwise have become effective with respect to such related Swap Obligation but for such Person’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such agreement of such Person to be obligated or Lien is or becomes illegal or unlawful. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreem ent (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

116549.01103/127129470v.6 “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it. “Floor” means a rate of interest equal to 0.0%. “Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of the Code section 7701(a)(30). “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159. “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (including, without limitation, Local Authorities). “Guarantors” means, collectively, any Persons from time to time executing a Guaranty, and each is referred to individually as a “Guarantor”. “Guaranty” means, individually, and “Guaranties” means collectively, the Guaranty Agreements executed by Guarantors from time to time, as the same may be amended, modified, restated or extended from time to time. “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, lis t, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million. “Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code. “Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Borrowers or their Subsidiaries, or any of them, arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

116549.01103/127129470v.6 “Hedge Provider” means Wells Fargo or any of its Affiliates. “Indirect Receivables” means Receivables originated by a Person other than a Borrower. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Intangible Assets” means all assets of any Person which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense. “Interest Period” means one (1) month. “Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions, or acquisitions of Debt, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment Policy” means the investment policy of Borrowers as in effect as of the date of this Agreement attached hereto as Exhibit D. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance). “Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit. “Issuing Bank” means Wells Fargo or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.3 of this Agreement and the Issuing Bank, in such capacity, shall be deemed to be a Lender. “Letter of Credit” means a letter of credit (as that term is defined in the UCC) that is issued or is to be issued by Issuing Bank under this Agreement. “Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fees provided for in Section 2.7(c) of this Agreement and all fees and charges provided for in Section 2.3 of this Agreement (including any usage charges) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders in an amount equal to one hundred five percent (105%) of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and

116549.01103/127129470v.6 substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to one hundred five percent (105%) of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit). “Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit. “Letter of Credit Sublimit” means an amount equal to One Million Dollars ($1,000,000). “Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit. “Level One Regulatory Event” means the formal commencement by written notice by any federal or state Governmental Authority of any inquiry, investigation, legal action or similar proceeding against any Borrower or any of their Subsidiaries challenging its authority to originate, hold, own, service, collect or enforce Receivables generally or any category or group of Receivables that is material to the business of such Borrower or such Subsidiary, or otherwise alleging any material non-compliance by any Borrower or any of their Subsidiaries with any applicable laws related to originating, holding, collecting, servicing or enforcing Receivables generally or any category or group of Receivables that is material to the business of such Borrower or such Subsidiary (which shall include, without limitation, the issuance of a civil investigative demand by the Consumer Financial Protection Bureau that meets the criteria set forth above), which inquiry, investigation, legal action or proceeding is not released or terminated in a manner reasonably acceptable to Agent within thirty (30) calendar days of commencement thereof. “Level Two Regulatory Event” means the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any Borrower or any of their Subsidiaries related in any way to the originating, holding, pledging, collecting, servicing or enforcing of Receivables generally or any category or group of Receivables that is material to the business of such Borrower or such Subsidiary. “Lien” any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing. “Loan” means the aggregate principal amount advanced by Lenders to Borrowers pursuant to Section 2.1 of this Agreement, together with interest accrued thereon and fees and costs incurred in connection therewith. “Local Authorities” means individually and collectively the state and local governmental

116549.01103/127129470v.6 authorities which govern the business and operations owned or conducted by Borrowers or any of them. “Loan Reserves” means Borrowers’ allowance for loan losses, unearned discounts and refundable dealer reserves as reported on the most recent financial statements provided to Agent pursuant to Section 6.1 of this Agreement. “Magnolia Capital” means Magnolia Capital Fund, LP. “Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers and any Guarantors, taken as a whole, (b) a material impairment of the Borrowers’ and Guarantors’ ability to perform their obligations under this Agreement or other Credit Documents or of Agent’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Borrowers or any Guarantor. “Maturity Date” means November 5, 2024. “Maximum Principal Amount” means an amount equal to One Hundred Seventy Five Million Dollars ($175,000,000). “Minimum Loss Reserve Requirement” means an amount, inclusive of a traditional allowance for loan losses, discounts, dealer loss reserves and dealer holdback reserves, equal to the greater of (a) Principal Receivables for the most recent month end multiplied by the rolling twelve (12) month ratio of net charge-offs to average Principal Receivables during such twelve (12) month period or (b) an amount pursuant to the recommendation of the independent certified public accountant auditing Borrowers’ financial statements. “Net Receivables” means gross Receivables less unearned discounts, dealer reserves, unearned interest, unearned insurance commissions, unearned insurance premiums, and any other unearned income represented on Borrowers’ balance sheet. “Net Worth” means, as to any Person, (a) in the case of a corporation, the sum of (i) its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholder equity less (ii) any treasury stock, the cost of treasury stock and any unpaid stock subscriptions, in each case to the extent included in clause (i), or (b) in the case of a Person other than a corporation, (i) the owners’ equity in such Person determined in accordance with GAAP, less (ii) any unpaid equity subscriptions, in each case to the extent included in clause (i). “Nicholas Data” means Nicholas Data Services, Inc., a Florida corporation. “Nicholas Financial” means Nicholas Financial, Inc., a Florida corporation. “Notes” mean collectively, the promissory notes to this Agreement of Borrowers in favor of each Lender, evidencing the joint and several obligation of Borrowers to repay the Loan, and any and all amendments, renewals, replacements or substitutions therefor, and each is referred to individually as a “Note.”

116549.01103/127129470v.6 “Obligations” means (a) all loans (including the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to Borrowers’ Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the fee letter, if any), fees and expenses owing Agent and/or Lenders pursuant to Section 10.6 of this Agreement (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Borrower or any Guarantor arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Credit Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Credit Documents or by law or otherwise in connection with the Credit Documents, and (b) all Bank Product Obligations. Without limiting the generality of the foregoing, the Obligations of Borrowers under this Agreement and the other Credit Documents include the obligation to pay (i) the principal of the Advances, (ii) interest accrued on the Advances, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable in connection with Letters of Credit, (iv) Letter of Credit commissions, charges, expenses, and fees, (v) fees payable under this Agreement or any other Credit Documents, and (vi) indemnities and other amounts payable by any Borrower under this Agreement or any other Credit Document. Any reference in this Agreement or in the Credit Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. Notwithstanding anything to the contrary contained herein, the Obligations shall specifically exclude Excluded Swap Obligations. “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. “Out of Formula Loans” has the meaning assigned to that term in Section 10.2(b) of this Agreement. “Parent” means Nicholas Financial, Inc., corporation organized under the laws of the Province of British Columbia. “Participant” has the meaning assigned to that term in Section 10.7 of this Agreement. “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Permitted Affiliate Transactions” means (a) transactions with or services rendered to any Affiliate of a Borrower in the ordinary course of business and pursuant to the reasonable requirements of the business of such Affiliate and upon terms found by the Board of Directors of a Borrower to be fair and reasonable and no less favorable to a Borrower than such Borrower would

116549.01103/127129470v.6 obtain in a comparable arms’ length transaction with a Person not affiliated with or employed by a Borrower and (b) the payment of reasonable compensation to any such employee or officer of Borrowers in the ordinary course of Borrowers’ business consistent and commensurate with industry custom and practice for the services provided by such Person. “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. “Permitted Indebtedness” means (a) Debt evidenced by this Agreement or the other Credit Documents; (b) trade indebtedness in the normal and ordinary course of business for value received ; (c) Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Debt, (d) the other indebtedness and obligations described on Schedule II attached hereto and made part hereof, and any Refinancing Indebtedness in respect of such Debt, (e) indebtedness in connection with Bank Products, (f) endorsement of instruments or other payment items for deposit, (g) unsecured Debt in an aggregate amount not to exceed Two Million Dollars at any time and (h) the PPP Debt. “Permitted Liens” means (a) Liens granted to, or for the benefit of, Agent to secure the Obligations, (b) Liens existing as of the date hereof described on Schedule III attached hereto, (c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.7 of this Agreement, (d) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Debt that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, (g) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and (h) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business. “Permitted Protest” means the right of Borrowers or any of their Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrowers’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrowers or their Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens. “Person” means all natural persons, corporations, limited partnerships, general partnerships , joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof, or any other entity. “Plan” means any employee benefit plan subject to the provisions of Title IV of ERISA refinanced, renewed, or extended is not recourse to any Person that is liable on account of the 116549.01103/127129470v.6 which is maintained in whole or in part for employees of Borrowers or any Affiliate of Borrowers. “PPP Debt” means Debt owing to Fifth Third Bank, National Association in the original principal amount of $3,243,900 obtained under the Payroll Protection Program, as administered by the Small Business Administration, under the Cares Act. “Press Release” has the meaning assigned to that term in Section 10.16 of this Agreement. “Principal Receivables” means gross Receivables (inclusive of all unearned discounts and dealer reserves) less unearned interest, unearned insurance commissions, unearned insurance premiums, and any other unearned income represented on Borrowers’ balance sheet. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. “Protective Advances” has the meaning assigned to that term in Section 10.2(c) of this Agreement. “Purchase Money Indebtedness” means Debt, incurred at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof. “Qualified ECP Obligor” means, in respect of any Swap Obligation, each Borrower that has total assets exceeding Ten Million Dollars ($10,000,000) at the time the relevant guaranty or grant of the relevant Lien becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Receivables” means all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing loans made, and/or time sale transactions acquired, by a Borrower (including Electronic Chattel Paper). “Refinancing Indebtedness” means refinancings, renewals, or extensions of Debt so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Debt so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto, (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Debt so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Agent and Lenders, (c) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to Agent and Lenders as those that were applicable to the refinanced, renewed, or extended Debt, and (d) the Debt that is

22 116549.01103/127129470v.6 Obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended. “Regulatory Event” means either a Level One Regulatory Event or a Level Two Regulatory Event. “Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto. “Replacement Lender” has the meaning assigned to that term in Section 2.8(b) of this Agreement. “Report” has the meaning assigned to that term in Section 11.3(c) of this Agreement. “Reportable Event” has the meaning assigned to that term in Section 4.13 of this Agreement. “Request for Advance” means the certificate in the form of Exhibit D attached hereto and made part hereof or an online advance request. “Required Lenders” means, at any time, Lenders which are then in compliance with their obligations hereunder and holding in the aggregate at least sixty-six and two-thirds of one percent (66.67%) of (a) the Commitment Percentage (and participation interest) or (b) if this Agreement has been terminated, the outstanding Loans and participation interest; provided, however, if there are fewer than three (3) Lenders hereunder, Required Lenders means all Lenders which are then in compliance with their obligations hereunder. “Restricted Payments” means payments by Borrowers, or any of them, which constitute (a) a Distribution or (b) payments of principal or interest on Subordinated Debt. “Sanction” or “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by any Sanctioned Entity: including, without limitation: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group. “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC. “Sanctioned Target” means any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s), or (d) otherwise a target of

116549.01103/127129470v.6 Sanctions, including vessels and aircraft, that are designated under any Sanctions program. “SEC” means the United States Securities and Exchange Commission and any successor thereto. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act). “Subordinated Debt” means any indebtedness of Borrowers for borrowed money which shall contain provisions subordinating the payment of such indebtedness and the liens and security interests securing such indebtedness to Obligations, in form, substance and extent acceptable to Agent in its sole discretion. “Subordination Agreement” means, individually, and “Subordination Agreements” means, collectively, the Subordination Agreements executed in connection with the Subordinated Debt, from time to time, each in form and substance satisfactory to Agent in its sole discretion. “Subsidiary” of any entity means any corporation, limited liability company, partnership or other legal entity of which such entity directly or indirectly owns or controls at least a majority of the outstanding stock or other equity interest having general voting power. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. “Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “Swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “System Provider” means GOLDPoint Systems Customer Information Management. “System Provider Letter Agreement” means any letter agreement entered into among Borrowers, Agent and System Provider, as each may be amended, modified, restated or extended from time to time. “Tangible Net Worth” means, at any date, the Net Worth of Parent, on a consolidated basis (including Borrowers), (but excluding the effect of intercompany transactions) minus, to the extent not otherwise excluded (a) the aggregate amount of Intangible Assets including the excess for assets acquired over their respective book values on the books of the corporation from which acquired, and (b) investments in and loans to any Subsidiary or Affiliate or to any equity holder, director or employee of Parent or any Borrower or an Affiliate of Parent or any Borrower.

116549.01103/127129470v.6 “Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Credit Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 10.20(c) or (d) of this Agreement; (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 10.20(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority; and (iv) any United States federal withholding taxes imposed under FATCA. “Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period (unless a different time period is provided via written notice to Borrowers and Lenders from Agent), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Termination Date” means the earlier of: (a) the Maturity Date, or (b) the date on which the

116549.01103/127129470v.6 Commitments are terminated and the Loan becomes due and payable pursuant to Section 9.1 of this Agreement. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recom mends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. “UCC” means the Uniform Commercial Code as in effect in the State of Iowa from time to time. “UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits , as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance). “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unused Line Fee Percentage” means one-quarter of one percent (0.25%) per annum, in each case computed on the basis of a Three Hundred Sixty (360) day year and the actual number of days elapsed. “Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage. “Wells Fargo” means Wells Fargo Bank, N.A., a national banking association. Section 1.2 Rules of Construction. (a) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Credit Document, Borrowers and Agent shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided further, that until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Borrowers shall provide to Agent a written reconciliation in form and substance reasonably satisfactory to Agent, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in GAAP. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained in the definitions of “Capital Lease” or “Debt,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards

116549.01103/127129470v.6 Update No. 2016-02, Leases (Topic 842), to the extent such adoption requires treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. (b) Construction. Unless the context of this Agreement or any other Credit Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Credit Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Credit Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. (c) UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. ARTICLE 2 THE REVOLVING CREDIT FACILITY Section 2.1 (a) The Loan. Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Commitment agrees (severally, not jointly or jointly and

116549.01103/127129470v.6 severally) to make Advances to Borrowers in an amount at any one time outstanding not to exceed the lesser of: (i) (ii) such Lender’s Commitment Amount, or such Lender’s Commitment Percentage of an amount equal to the lesser of: the Maximum Principal Amount, minus the Letter of Credit Usage at such time, and the Borrowing Base at such time, minus the Letter of Credit Usage at such time. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register “Borrowers’ Loan Account”) showing the principal amount of the Advances, owing to each Lender, including Protective Advances and Out of Formula Loans owing to Agent, and the interests therein of each Lender, from time to time and Borrowers’ Loan Account shall, absent manifest error, conclusively be presumed to be correct and accurate. At least once each month, Agent shall provide to Borrowers a statement of Borrowers’ Loan Account which statement shall be considered correct and accepted by Borrowers and conclusively binding upon Borrowers unless Borrowers notify Agent to the contrary within thirty (30) days of Agent’s providing such statement to Borrowers. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest and fees accrued and unpaid thereon, shall constitute Obligations hereunder and shall be due and payable on the Termination Date. The indebtedness of Borrowers to each Lender hereunder shall be eviden ced by a separate Note executed by Borrowers in favor of such Lender in the principal amount equal to each such Lender’s Commitment Amount. Notwithstanding the face amount of the Notes, Borrowers’ liability under the Notes shall be limited at all times to the actual indebtedness (principal, interest and fees) then outstanding and owing by Borrowers to Agent and Lenders hereunder. Agent has the right at any time, and from time to time, in its Permitted Discretion (but without any obligation), to set aside reasonable reserves against the Borrowing Base or the Maximum Principal Amount in such amounts as it may deem appropriate, including, without limitation, a reserve equal to the Bank Product Reserve Amount and with respect to Regulatory Events. Agent has the right, at any time and from time to time upon three (3) days notice to Borrowers, to adjust the advance rates in the Borrowing Base downward in Agent’s sole discretion, including, without limitation, to reflect, in Agent’s judgment, the experience with Borrowers (including without limitation any increased credit, operational, legal, regulatory, political or reputational risk of Borrowers). Section 2.2 Request for Advances; Advance Mechanics; Defaulting Lender.

116549.01103/127129470v.6 Borrower Agent shall notify Agent in writing not later than 12:00 Noon (Central time) on the date of each requested Advance, specifying the date and amount of the Advance. Such notice shall be submitted via Agent’s online automatic request system in the form of the Request for Advance and shall be certified by the President or Treasurer (or such other authorized Person as Borrower Agent directs from time to time) of Borrower Agent. Each request for an Advance pursuant to this Section 2.2 shall be irrevocable and binding on Borrowers. Notwithstanding the obligation of Borrowers to send written confirmation of a Request for Advance, in the event that Agent agrees to accept a Request for Advance made by telephone, such telephonic request shall be binding on Borrowers whether or not written confirmation is sent by Borrower or requested by Agent. Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by Agent in good faith to be from Borrowers or their agents. Agent’s records of the terms of any telephonic requests for Advances shall be conclusive on Borrowers in the absence of gross negligence or willful misconduct on the part of Agent in connection therewith. Agent shall give to each Lender prompt notice (but in no event later than 1:00 P.M. (Central time) on the date of Agent’s receipt of notice from Borrowers) of each Request for Advance by facsimile, telephone, e-mail or other form of transmission. No later than 2:00 P.M. (Central time) on the date on which an Advance is requested to be made pursuant to the applicable Request for Advance, each Lender will make available to Agent at the address of Agent set forth in Section 10.4 of this Agreement, in immediately available funds, its Commitment Percentage of such Advance requested to be made. Unless Agent shall have been notified by any Lender prior to the date of Advance that such Lender does not intend to make available to Agent its portion of the Advance to be made on such date, Agent may assume that such Lender will make such amount available to Agent as required above and Agent may, in reliance upon such assumption, make available the amount of the Advance to be provided by such Lender. Upon fulfillment of the conditions set forth in Sections 2.2(a) and 5.2 of this Agreement for such Advance, and as soon as practicable after receipt of funds from Lenders (but in any event not later than 2:00 P.M. (Central time)) Agent will make such funds as have been received from Lenders available to Borrowers in such account agreed to by Agent and Borrowers. (c) To administer the Loan in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Lenders hereby instruct Agent, and Agent may (in its sole discretion, without any obligation) (i) make available, on behalf of Lenders, the full amount of all Advances requested by Borrowers, without giving each Lender prior notice of the proposed Advance, of such Lender’s Commitment Percentage thereof and the other matters covered by the Request for Advance and (ii) if Agent has made any such amounts available as provided in clause (i), upon repayment of Loans by Borrowers, first apply such amounts repaid directly to the amounts made available by Agent in accordance with clause (i) and not yet settled as described below. If Agent makes an Advance on behalf of Lenders, as provided in the immediately preceding sentence, the amount of outstanding Loans and each Lender’s Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. (Central time) on the Business Day immediately preceding the date of each computation; provided, however, that Agent retains the absolute right at any time or from time to time to make the afore-described adjustments at intervals more frequent than weekly. Agent shall deliver to each of Lenders at the end of each week, or such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being as a result of any default by such Lender hereunder, including, without limitation, the right of 116549.01103/127129470v.6 hereafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by Lenders prior to 12:00 Noon (Central time) on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. (Central time) on the day such summary statement was sent; and if such summary statement is sent by Agent and received by Lenders after 12:00 Noon (Central time) on any Business Day, each Lender shall make such transfers no later than 3:00 P.M. (Central time) no later than the next succeeding Business Day after such summary statement was sent. If in any Settlement Period, the amount of a Lender’s Commitment Percentage of the Loans is in excess of the amount of Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender’s Commitment Percentage of the Loans in any Settlement Period is less than the amount of Loans actually funded by such Lender, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each Lender to transfer such funds shall be irrevocable and unconditional, without recourse to or warranty by Agent and made without setoff or deduction of any kind. Each of Agent and Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Commitment Percentages of the outstanding Loans. Because Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by Agent to each Lender (including Agent) in accordance with the amount of Loans actually advanced by and repaid to each Lender (including Agent) during each Settlement Period and shall accrue from and including the date such Advance is made by Agent to but excluding the date such Loans are repaid by Borrowers in accordance with Section 2.4 of this Agreement or actually settled by the applicable Lender as described in this Section 2.2(c). All such Advances made by Agent on behalf of Lenders hereunder shall bear interest at the interest rate applicable hereunder for Advances. Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Section 2.6 of this Agreement, on outstanding Loans which it has funded to Agent from the date such Lender funded such Advance to, but excluding, the date on which such Lender is repaid with respect to the Loan. (d) If the amounts described in subsection (b) or (c) of this Section 2.2 are not in fact made available to Agent by a Defaulting Lender and Agent has made such amount available to Borrowers, Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon Agent’s demand therefor, Agent shall promptly notify Borrowers and Borrowers shall immediately (but in no event later than two (2) Business Days after such demand) pay such corresponding amount to Agent. Agent shall also be entitled to recover from such Defaulting Lender and Borrowers, (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrowers to the date such corresponding amount is recovered by Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the Federal Funds Rate or (B) if paid by Borrowers, the then applicable rate of interest, calculated in accordance with Section 2.6 of this Agreement, plus (ii) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which Borrowers may have against any Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a 116549.01103/127129470v.6 Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by Borrowers under clause (ii) above on account of such Defaulting Lender’s default. The failure of any Lender to make its portion of the Advance to be made by it as part of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Advance. The amounts payable by each Lender shall be a separate and independent obligation. Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Advances that were made by Agent and that were required to be, but were not, paid by the Defaulting Lender, (B) second, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lender), (D) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (G) of Section 9.4 of this Agreement. Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to this Agreement and the Credit Documents and for the purpose of calculating the fee payable under Section 2.7(b) of this Agreement, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment Amount shall be deemed to be zero. The provisions of this Section 2.2(f) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.2(f) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.2(f) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent, Issuing Bank or to Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender

Sublimit. 116549.01103/127129470v.6 completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Commitment Percentage of its participation in the Letters of Credit); provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Agent’s, Lenders’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.2(f) and any other provision contained in this Agreement or any other Credit Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.2(f) shall control and govern. Section 2.3 (a) Letters of Credit. Subject to the terms and conditions of this Agreement, upon the request of Borrower Agent made in accordance herewith, Issuing Bank agrees to issue a requested Letter of Credit for the account of Borrowers. By Borrower Agent submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by the President or Treasurer (or such other authorized Person as Borrower Agent directs from time to time) of Borrower Agent and delivered to Issuing Bank via hand delivery, facsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of any Borrower or their Subsidiaries (1) in respect of (x) a lease of real property, or (y) an employment contract, or at any time that one or more of the Lenders is a Defaulting Lender. The Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance: the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or the Letter of Credit Usage would exceed the Maximum Principal Amount less the outstanding amount of Advances, or the Letter of Credit Usage would exceed the Letter of Credit

32 116549.01103/127129470v.6 Additionally, Issuing Bank shall have no obligation to issue a Letter of Credit if (I) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (II) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally. Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank; provided that (y) until Agent advises any such Issuing Bank that the provisions of Section 5.2 of this Agreement are not satisfied, or (z) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by Agent and such Issuing Bank, such Issuing Bank shall be required to so notify Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Agent and such Issuing Bank may agree. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 5.2 of this Agreement) and, initially, shall bear interest at the rate then applicable to Advances. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Lenders have made payments pursuant to Section 2.3(b) of this Agreement to reimburse Issuing Bank, then to such Lenders and Issuing Bank as their interests may appear. (b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.3(a) of this Agreement, each Lender with a Commitment agrees to fund an amount equal to its Commitment Percentage of such Advance deemed made pursuant to Section 2.3(a) of this Agreement on the same terms and conditions as if Borrowers had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or Lenders, Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Commitment Percentage of such Letter of Credit, and each Lender agrees to pay to Agent, for the account of Issuing Bank, an amount equal to its Commitment Percentage of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, an amount equal to its Commitment Percentage of each Letter of Credit Disbursement made by Issuing Bank and not

116549.01103/127129470v.6 reimbursed by Borrowers on the date due as provided in Section 2.3(a) of this Agreement, or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its Commitment Percentage of each Letter of Credit Disbursement pursuant to this Section 2.3(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or an Event of Default or the failure to satisfy any condition set forth in Section 5.2 of this Agreement. If any Lender fails to make available to Agent the amounts required pursuant to this Section 2.3(b), such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full. Borrowers hereby agree to indemnify, save, defend, and hold Agent, Lenders and Issuing Bank harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 10.20 of this Agreement), and reasonable attorneys fees incurred by Issuing Bank, Agent or any Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrowers shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of Issuing Bank, Agent or any Lender. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of Issuing Bank, Agent or any Lender, nor any correspondent, participant or assignee of Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrowers from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Issuing Bank, Agent or any Lender, nor any correspondent, participant or assignee of Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.3(e) of this Agreement or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Document, including in connection with the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, the honoring or dishonoring of any demand under any Letter of Credit, or the following of Borrowers’ instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, and such action or neglect or omission will bind Borrowers ; provided, however, that anything in such clauses to the contrary notwithstanding, Borrowers may have a claim against Issuing Bank, and Issuing Bank may be liable to Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary or punitive, damages

116549.01103/127129470v.6 suffered by Borrowers which Borrowers prove were caused by Issuing Bank’s willful misconduct or gross negligence or Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit; provided further, however, that any claim against Issuing Bank by Borrowers for any loss suffered or incurred by Borrowers shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by Borrowers as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing their rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to cure such dishonor. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or Issuing Bank may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Issuing Bank shall not be responsible for the wording of any Letter of Credit (including any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance Issuing Bank may provide to Borrowers with drafting or recommending text for any letter of credit application or with the structuring of any transaction related to any Letter of Credit, and Borrowers hereby acknowledge and agree that any such assistance will not constitute legal or other advice by Issuing Bank or any representation or warranty by Issuing Bank that any such wording or such Letter of Credit will be effective. Without limiting the foregoing, Issuing Bank may, as it deems appropriate, modify or alter and use in any Letter of Credit the terminology contained on the letter of credit application for such Letter of Credit. Borrowers hereby acknowledge and agree that neither Issuing Bank, Agent nor any Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit. The obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document, the existence of any claim, counterclaim, setoff, defense or other right that Borrowers or any of their Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

116549.01103/127129470v.6 any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, any payment by Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrowers or any of their Subsidiaries, or the fact that any Default or Event of Default shall have occurred and be continuing. Borrowers acknowledge and agree that any and all standard fees, charges, and commissions in effect from time to time, of Issuing Bank relating to Letters of Credit or incurred by Issuing Bank relating to Letters of Credit, upon the issuance of any Letter of Credit, upon the payment or negotiation of any drawing under any Letter of Credit, or upon the occurrence of any other activity with respect to any Letter of Credit (including the transfer, amendment or cancellation of any Letter of Credit), together with any and all fronting fees in effect from time to time related to Letters of Credit, shall be expenses for purposes of this Agreement, and shall be reimbursable immediately by Borrowers to Agent for the account of Issuing Bank. If by reason of (x) any change after the date of this Agreement in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (y) compliance by Issuing Bank, Agent or any Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto): any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or there shall be imposed on Issuing Bank, Agent or any Lender any other condition regarding any Letter of Credit, and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank, Agent or any Lender of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within thirty (30) days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank, Agent or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such

Bank Product Agreement (including any amounts due and payable to the Bank Product Providers 116549.01103/127129470v.6 demand until payment in full thereof at the rate then applicable to Advances; provided, however, that Borrowers shall not be required to provide any compensation pursuant to this Section 2.3(g) for any such amounts incurred more than one hundred eighty (180) days prior to the date on which the demand for payment of such amounts is first made to Borrowers; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.3(g), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP 600 shall apply to each standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each commercial Letter of Credit. In the event of a direct conflict between the provisions of this Section 2.3 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern. Section 2.4 (a) Method of Payment. Borrowers shall make all payments of principal and interest on the Notes in lawful money of the United States of America and in funds immediately available by wire transfer or automated clearing house transfer, to Agent at its address referred to in Section 10.3 of this Agreement or at such other address as Agent otherwise directs. Any payment received by Agent later than 1:30 p.m. (Central time) shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. Whenever any payment is due on a day which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and interest shall be paid for such extended time. Unless Agent receives notice from Borrowers prior to the date on which any payment is due to Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date repaid. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge (i) on the first day of each month, all interest accrued during the prior month on the Advances hereunder, (ii) on the first day of each month, all fees accrued or chargeable pursuant to Section 2.7 of this Agreement, (iii) as and when due and payable, all other fees, costs and expenses payable hereunder or under any of the other Credit Documents, and (iv) as and when due and payable all other payment obligations payable under any Credit Document or any termination date stated in any notice of termination. 116549.01103/127129470v.6 in respect of Bank Products) to Borrowers’ Loan Account, which amounts thereafter shall constitute Advances hereunder. (d) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders. All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.5(b) of this Agreement) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers or such other Person entitled thereto under applicable law. Section 2.5 (a) Optional and Mandatory Prepayment. Optional Prepayments. Borrowers may prepay the Loan from time to time, in full or in part without premium or penalty, provided that (i) prepayments shall be in a minimum amount of Ten Thousand Dollars ($10,000) and Ten Thousand Dollars ($10,000) increments in excess thereof, (ii) partial prepayments prior to the Termination Date shall not reduce Lenders’ Commitments under this Agreement, (iii) in the event Borrowers repay the Loan in full and terminate this Agreement any time prior to the Maturity Date, Borrowers shall provide Agent at least ten Business Days prior written notice, (iv) in the event Borrowers repay the Loan in full and terminate this Agreement or the Obligations are accelerated following the occurrence of an Event of Default at any time prior to the first anniversary of the date of this Agreement, Borrowers shall pay a sum equal to two percent (2.0%) of the Maximum Principal Amount as a prepayment fee, (v) in the event Borrowers repay the Loan in full and terminate this Agreement or the Obligations are accelerated following the occurrence of an Event of Default at any time thereafter but prior to the second anniversary of the date of this Agreement, Borrowers shall pay a sum equal to one percent (1.0%) of the Maximum Principal Amount as a prepayment fee, and (vi) ) in the event Borrowers repay the Loan in full and terminate this Agreement or the Obligations are accelerated following the occurrence of an Event of Default at any time thereafter but prior to the third anniversary of the date of this Agreement, Borrowers shall pay a sum equal to one-half of one percent (0.50%) of the Maximum Principal Amount as a prepayment fee, it being acknowledged by Borrowers that such prepayment fee is an estimate of Lenders’ damages in the event of early termination and is not a penalty. Notwithstanding the foregoing, the parties agree that no prepayment fee shall be due upon any termination of this Agreement occurring in connection with the refinancing of the Loan with a credit facility in which Wells Fargo is the sole lender or an agent of the lenders. (b) Mandatory Prepayments. In the event that the Usage at any time exceeds the Borrowing Base (whether established by an Availability Statement or otherwise) (such excess being referred to as the “Borrowing Base Excess”), Borrowers shall pay to Agent immediately and without demand or notice of any kind required, the Borrowing Base Excess. In the event of termination of the credit facility established pursuant to this Agreement in accordance with the terms hereof, all of the Obligations (other than Hedge Obligations which shall be terminated in accordance with the applicable Hedge Agreement) shall be immediately due and payable upon the party to this Agreement or any other Credit Document. Agent will promptly notify Borrowers 116549.01103/127129470v.6 Section 2.6 (a) Interest. In the absence of an Event of Default or Default hereunder, and prior to maturity, the outstanding balance of the Loan will bear interest at an annual rate at all times equal to the Term SOFR plus the Applicable Margin. Interest shall be payable monthly in arrears on the first (1st) day of each month commencing on the first such date after the first Advance under the Loan and continuing until the Commitments are terminated and the Obligations are paid in full. Unless otherwise required by Agent at any time and from time to time or Borrowers have otherwise paid or informed Agent that Borrowers will pay such amount in immediately available funds, Borrowers shall be deemed to have requested an Advance on the first (1st) day of each calendar month in an amount equal to accrued and unpaid interest and any other accrued but unpaid fees due and owing hereunder and such amount shall be added to the outstanding principal balance of the Obligations. Interest as provided hereunder will be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. The rate of interest provided for hereunder is subject to increase or decrease as the Term SOFR increases or decreases in an amount corresponding to the change in the Term SOFR, with such benchmark rate being determined on the Periodic Term SOFR Determination Day, and any such change will become effective on the first (1st) day of the immediately following month. From and after the Maturity Date, or such earlier date as the outstanding principal balance of the Loan and other Obligations become due and payable by acceleration or otherwise, or at Agent’s option upon the occurrence of an Event of Default, (i) Borrowers hereby agree to pay interest on the outstanding principal balance of the Loan and other Obligations (except for undrawn Letters of Credit) and, to the extent permitted by law, overdue interest with respect thereto, at the rate of two and one-half percent (2.5%) per annum above the rate of interest otherwise applicable to the Loan and (ii) the Letter of Credit fee provided for in Section 2.7(c) of this Agreement shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers, Agent and Lenders, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess. In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other reasonable averaging and attribution methods. Failure or delay on the part of any Lender to 116549.01103/127129470v.6 and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. Section 2.7 (a) Fees. Borrowers shall pay to Agent (for the ratable benefit of Lenders) a closing fee in the amount of One Hundred Seventy Five Thousand Dollars ($175,000), which fee shall be due and payable upon the effectiveness of this Agreement (the “Closing Fee”). Unused Line Fee. Borrowers shall pay to Agent (for the ratable benefit of Lenders) an unused line fee at the rate of the Unused Line Fee Percentage on the average daily unused Commitments, which fee shall be due and payable monthly in arrears on the first (1st) day of each month commencing on the first such date after the funding of this Agreement and continuing until the Commitment is terminated and the Obligations are paid in full, in which event a monthly installment of the unused line fee shall be paid on the date of such termination. Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of Lenders), a Letter of Credit fee (which fee shall be in addition to the fees, charges, commissions, and costs set forth in Section 2.3 of this Agreement) at a per annum rate equal to the Applicable Margin times the undrawn amount of all outstanding Letters of Credit, which fee shall be due and payable monthly in arrears on the first (1st) day of each month commencing on the first such date after the funding of this Agreement and continuing until the Commitment is terminated and the Obligations are paid in full, in which event a monthly installment of the letter of credit fee shall be paid on the date of such termination. Section 2.8 Regulatory Changes in Capital Requirements; Replacement of a Lender. (a) Regulatory Changes in Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, including those changes resulting from the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III, regardless of the date enacted, adopted or issued, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower Agent and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any

40 116549.01103/127129470v.6 demand compensation pursuant to this Section 2.8(a) shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section 2.8(a) for any reductions in return incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower Agent of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. (b) Affected Lender; Replacement of a Lender. If any Lender requests amounts under Section 2.8(a) of this Agreement (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.8(a) of this Agreement and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.8(a) of this Agreement, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.8(a) of this Agreement) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.8(a) of this Agreement, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement. Section 2.9 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans made by it in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment accruing to all Lenders in accordance with their respective ratable shares as provided for in this Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another

116549.01103/127129470v.6 Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Section 2.10 Pro Rata Treatment. Subject to Sections 2.2 and 9.4 of this Agreement, each payment or prepayment of principal of the Loan and each payment of interest on the Loans, actually received by Agent shall be allocated pro rata among Lenders in accordance with the respective principal amounts of their outstanding Loans; provided, however, that the foregoing fees payable hereunder to Lenders shall be allocated to each Lender based on such Lender’s Commitment Percentage. Section 2.11 (a) Changed Circumstances. Circumstances Affecting Benchmark Availability. Subject to clause (c) below, if for any reason (i) Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period on or prior to the first day of a calendar month, (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining Loans, or (iii) upon the commencement of a Benchmark Unavailability Period, then, in each case, Agent shall promptly give notice thereof to Borrowers. Upon notice thereof by Agent to Borrowers, until such time as a Benchmark Replacement has been determined pursuant to clause (c) below, Agent may select a replacement index rate and spread adjustment in good faith and in its commercially reasonable discretion giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities; provided that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice. (b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or regulation or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or any of their respective lending offices) to determine or charge interest based upon SOFR or Term SOFR, such Lender shall promptly give notice thereof to Agent and Agent shall promptly give notice to Borrowers and the other Lenders. Thereafter, until Agent notifies the Borrower that such circumstances no longer exist or until such time as a Benchmark Replacement has been determined pursuant to clause (c) below, Agent may select a replacement index rate and spread adjustment in good faith and in its commercially reasonable discretion giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then- current Benchmark for Dollar-denominated syndicated credit facilities; provided that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

116549.01103/127129470v.6 (c) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Borrowers so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date. No Hedge Agreement shall be deemed to be a “Credit Document” for purposes of this Section 2.11(c). Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conform ing Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(c)(iv). Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.11(c). Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after

116549.01103/127129470v.6 such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. ARTICLE 3 SECURITY Section 3.1 Security Interest. To secure the payment and performance of the Obligations, each Borrower hereby grants to Agent, for the benefit of Lenders, Issuing Bank and Bank Product Providers, a continuing general Lien on and a continuing security interest in all of the Collateral, wherever located, whether now owned or hereafter acquired, existing or created, together with all replacements and substitutions therefor, and the cash and non-cash proceeds thereof, subject to Permitted Liens. The Liens and security interests of Agent in the Collateral shall be first and prior perfected Liens and security interests, subject only to Permitted Liens, and may be retained by Agent until all of the Obligations have been paid in full and the Commitments have expired or otherwise has been terminated. Section 3.2 Financing Statements. Agent is hereby authorized by each Borrower to file any financing statements covering the Collateral or any amendment adding collateral to any financing statement or an amendment that adds a debtor to a financing statement, in each case whether or not a Borrower’s signature appears thereon. Borrowers agree to comply with the requirements of all state and federal laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest in the Collateral. Section 3.3 Stamping of Receivables. All Receivables of Borrowers shall be stamped and assigned to Agent as follows to evidence the assignment to Agent: The within instrument or agreement is pledged as collateral to Wells Fargo Bank, N.A. (together with its successors and assigns), as agent for various financial institutions. Borrowers shall (a) upon request of Agent during the continuance of an Event of Default, deliver to a Custodian under a Custodian Agreement (in form and content reasonably acceptable to Agent), as the bailee and designee of Agent, the Collateral and all Documents and Instruments relating to Collateral, (b) upon request of Agent during the continuance of an Event of Default, deliver to Agent or its designee the Collateral; and (c) execute and deliver to Agent, for the benefit of Lenders, such assignments, endorsements and allonges to promissory notes in form satisfactory to Agent, and such additional agreements, documents or instruments as Agent may, from time to time, require to evidence, perfect and continue to perfect Agent’s liens and security interests granted hereunder. Agent may in its sole discretion record or file any such document, instrument or agreement, including, without limitation, this Agreement, as it may from time to time deem desirable. Commencing sixty (60) after the date of this Agreement (or such later date agreed to by Agent), Borrowers shall store all documentation evidencing the Receivables and certificates of titles in fireproof filing cabinets on the premises of Borrowers and all such documentation and related forms

44 116549.01103/127129470v.6 and disclosures shall be scanned and images accessible in the GOLDPoint servicing system. Section 3.4 Collections. Notwithstanding the assignment (but not in any way to be deemed or construed to impair or affect the security interest granted hereunder) of the Collateral by Borrowers to Agent, until notice to the contrary is provided to Borrowers by Agent during the continuance of an Event of Default, Borrowers may service, manage, enforce and receive Collections on Receivables for the account of Agent. Borrowers shall have no power to make any material allowance or credit to any obligor outside the ordinary course of Borrowers’ business without Agent’s prior written consent. Upon notice by Agent at any time during the continuance of an Event of Default, Agent may require Borrowers to endorse and deposit all Collections within one (1) Business Day of receipt thereof and in the original form received (except for the endorsement of Borrowers, if necessary, to enable the collection of instruments for the payment of money, which endorsements Borrowers hereby agree to make) in the deposit account maintained with Agent or such other deposit account maintained with such depository as Agent may from time to time specify, which is subject to a Control Agreement. During the continuance of an Event of Default Agent may also require Borrowers to enter into an appropriate lockbox agreement with Agent or another financial institution acceptable to Agent, in form and content acceptable to Agent, with respect to opening and maintaining a lock box arrangement for the Collections. Section 3.5 (a) Additional Rights of Agent; Power of Attorney. In addition to all the rights granted to Agent hereunder, Agent shall have the right, at any time following the occurrence of a Default or an Event of Default, to notify the obligors and account debtors of all Collateral to make payment thereon directly to Agent, and to take control of the cash and non-cash proceeds of such Collateral; provided, however, that once such notification is given to such obligors, it shall not be vitiated by a subsequent cure of such Event of Default without the prior written consent of Agent. (b) Each Borrower irrevocably appoints Agent its true and lawful attorney during the continuance of an Event of Default, with power of substitution, to act in the name of such Borrower or in the name of Agent or otherwise, for the use and benefit of Agent, but at the cost and expense of Borrowers, without notice to Borrowers: to demand, collect, receipt for and give renewals, extensions, discharges and releases of any Collateral; to institute and to prosecute legal and equitable proceedings to realize upon any Collateral; to settle, compromise, or adjust claims; to take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds thereof; to endorse the name of such Borrower upon any notes, checks, drafts, money orders, or other evidences of payment of Collateral; to sign such Borrower’s name on any instruments or documents relating to any of the Collateral or on drafts against account debtors; to do all other acts and things necessary, in Agent’s sole judgment, to effect collection of the Collateral or protect its security interest in the Collateral; and generally to sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirement of notice to Borrowers or other Persons under applicable laws. Section 3.6 Additional Collateral Provisions. Borrowers will defend the Collateral against all Liens (other than Permitted Liens), and claims and demands of all Persons at any time claiming

116549.01103/127129470v.6 the same or any interest therein. Borrowers agree to comply with the requirements of all state and federal laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest and/or mortgage Lien in the Collateral including, without limitation, executing such documents as Agent may require to obtain control over all Deposit Accounts, Letter-of-Credit Rights and Investment Property, as applicable. Furthermore, Borrowers shall promptly notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party, and, upon the request of Agent, shall promptly enter into such security agreements and do such other things or acts deemed appropriate by Agent to give Agent a fully valid, perfected and enforceable security interest in any such Commercial Tort Claim. Collateral shall include any such Commercial Tort Claim, and the authorization given by Borrowers to Agent in Section 3.2 of this Agreement to file financing statements covering the Collateral shall include the authorization to file financing statements with respect to any such Commercial Tort Claim. Borrowers warrant and represent that they do not own any Commercial Tort Claims as of the date hereof. ARTICLE 4 REPRESENTATIONS AND WARRANTIES Each Borrower represents and warrants and shall continue to represent and warrant to Agent and Lenders until the Obligations hereunder have been paid in full and the Commitments have expired or otherwise have been terminated as follows: Section 4.1 generally: (a) Representations and Warranties as to Receivables. As to the Receivables Each Borrower or, where a Borrower was not the original lender, to the best of such Borrower’s knowledge, the original lender or seller had full power and authority to make the loans (or other extensions of credit) evidenced by the Receivables and all such Receivables and all Books and Records related thereto are genuine, based on enforceable contracts and are in all respects what they purport to be; All Receivables have been duly authorized, executed, delivered by the parties whose names appear thereon and are valid and enforceable in accordance with their terms (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally); constitute chattel paper; any chattels described in any Receivable are and will be accurately described and are and will be in the possession of the parties granting the security interes t therein; and any applicable filing, recording or lien notation law with respect to any collateral securing a Receivable will have been complied with to the extent such filing or recording is necessary under applicable law to create or perfect such Borrower’s security interest in such collateral consistent with its present policy. The form and content of all Receivables and the security related thereto and the transactions from which they arose comply in all material respects (and in any event in all respects necessary to maintain and ensure the validity and enforceability of the Receivables) with any and all applicable laws, rules and regulations, including without limitation, the Consumer Finance Laws; The original amount and unpaid balance of each Receivable on Borrowers’

116549.01103/127129470v.6 Books and Records and on any statement or schedule delivered to Agent and/or any Lender is and will be the true and correct amount actually owing to a Borrower as of the date each Receivable is pledged to Agent, is not subject to any claim of reduction, counterclaim, set-off, recoupment or any other claim, allowance or adjustment; and no Borrower has any knowledge of any fact which would impair the validity or collectability of any Receivables; All security agreements, title retention instruments, mortgages and other documents and instruments which are security for Receivables contain a correct and sufficient description of the real or personal property covered thereby, and, subject to the rights of Agent hereunder and the interests of Borrowers as holder of such security agreements, title retention instruments or mortgages or other documents or instruments, are or create security interests and Liens; Borrowers have made an adequate credit investigation of the obligor of each Receivable and has determined that his or her credit is satisfactory and meets the standards generally observed by prudent finance companies operating in the subprime market and is in conformity in all material respects with Borrowers’ policies and standards; and A Borrower has good and valid indefeasible title to the Receivables, free and clear of all prior assignments, claims, liens, encumbrances and security interests, and has the right to pledge and grant Agent, for the benefit of Lenders, a first priority security interest in the same, in the manner provided in this Agreement. Section 4.2 Organization and Good Standing. Each Borrower is duly organized and validly existing in good standing under the laws of the state identified on Schedule 4.2 attached hereto and made part hereof and has the power and authority to engage in the business it conducts and is qualified and in good standing in those states wherein the nature of business or property owned by it requires such qualification, is not required to be qualified in any other state; or if not so qualified, no material adverse effect would result therefrom. The organizational number assigned to each Borrower by the state of its organization is set forth on Schedule 4.2 attached hereto and made part hereof. Section 4.3 Perfection of Security Interest. Upon filing of financing statements with the Secretary of State of the state of each Borrower’s jurisdiction of organization describing the Collateral and listing each Borrower as debtor and Agent as secured party, Agent will have a first priority perfected security interest in the Collateral which can be perfected by the filing of a UCC financing statement superior in right of interest to any other Person (including, without limitation, purchasers from, or creditors or receivers or a trustee in bankruptcy of, Borrowers). Section 4.4 No Violations. The making and performance of the Credit Documents do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the certificate of formation, operating agreement or other organizational documents of any Borrower, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which a Borrower is a party or by which a Borrower or its property is bound with failure to comply resulting in a Material Adverse Change.

116549.01103/127129470v.6 Section 4.5 (a) Power and Authority. Each Borrower has full power and authority under the law of the state of its organization and under its organizational documents to enter into, execute and deliver and perform the Credit Documents; to borrow monies hereunder, to incur the obligations herein provided for and to pledge and grant to Agent, pursuant to Section 3.1 of this Agreement, a security interest in the Collateral; and (b) All actions (corporate or otherwise) necessary or appropriate for each Borrower’s execution, delivery and performance of the Credit Documents have been taken. Section 4.6 Validity of Agreements. Each of the Credit Documents is, or when delivered to Agent will be, duly executed and constitute valid and legally binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. Section 4.7 Litigation. There is no order, notice, claim, action, suit, litigation, proceeding or investigation pending or, threatened against or affecting any Borrower where the amount in controversy is in excess of Fifty Thousand Dollars ($50,000), whether or not fully covered by insurance, except as identified and described on Schedule 4.7 attached hereto and made part hereof. Section 4.8 Compliance. Each Borrower is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including all Consumer Finance Laws (including being in compliance with privacy notice requirements under the Gramm-Leach-Bliley Act)), material to the conduct of its business and operations; each Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon, and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with such Borrower’s execution and performance of the Credit Documents. Section 4.9 (a) Accuracy of Information; Full Disclosure. All financial statements, including any related schedules and notes appended thereto, delivered and to be delivered to Agent and/or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP and do and will fairly present the financial condition of each Borrower and its Subsidiaries, if any, on the dates thereof and results of operations for the periods covered thereby and discloses all liabilities (including contingent liabilities) of any kind of such Borrower. Since the date of the most recent financial statements furnished to Agent and/or any Lender, there has not been any Material Adverse Change. All financial statements and other statements, documents and information furnished by Borrowers, or any of them, to Agent and/or any Lender in connection with this Agreement and the Notes and the transactions contemplated hereunder do not and will not

116549.01103/127129470v.6 contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Each Borrower has disclosed to Agent in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of such Borrower, or such Borrower’s ability to perform its obligations under this Agreement and the Notes. Section 4.10 Taxes. Each Borrower has filed and will file all tax returns which are required to be filed and has paid or will pay when due all taxes, license and other fees with respect to the Collateral and the business of such Borrower except taxes contested pursuant to a Permitted Protest. Section 4.11 Indebtedness. No Borrower has presently outstanding indebtedness or obligations including contingent obligations and obligations under leases of property from others, except Permitted Indebtedness. Section 4.12 Investments. As of the date of this Agreement, no Borrower has direct or indirect Subsidiaries or Affiliates or Investments (other than Consumer Purpose Loans), except as described in Schedule 4.12 attached hereto and made part hereof. Section 4.13 ERISA. Each Borrower and any Subsidiary, and each member of the controlled group of corporations (as such term “controlled group of corporations” is defined in Section 1563 of the Code) of which such Borrower is a member, is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder. No reportable event, as such term (hereinafter called a “Reportable Event”) is defined in Title IV of ERISA, has occurred with respect to, nor has there been terminated, any Plan maintained for employees of any Borrower, or any Subsidiary, or any member of the controlled group of corporations of which a Borrower is a member. Section 4.14 Environmental Condition. No Borrower’s nor any of their Subsidiaries’ Properties has ever been used by a Borrower, a Subsidiary or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) no Borrower’s nor any of their Subsidiaries’ Properties has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Borrower nor any of their Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real property owned or operated by a Borrower or their Subsidiaries, and (d) no Borrower nor any of their Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or environmental liability. Section 4.15 Solvency. Each Borrower is, and after receipt and application of the first Advance will be, solvent such that (a) the fair value of its assets (including without limitation the fair salable value of such Borrower’s Intangible Assets) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (b) the present fair salable value of its assets (including without limitation the fair salable value of its Intangible Assets) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities, contingent

116549.01103/127129470v.6 obligations and other commitments as they mature in the normal course of business. No Borrower intends to, or believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Section 4.15, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability. Section 4.16 Business Location. Each Borrower’s address set forth on Schedule 4.16 attached hereto and made part hereof is the location of such Borrower’s principal place of business and such address, together with the addresses set forth on Schedule 4.16 attached hereto and made part hereof, is the only location where such Borrower keeps its records concerning the Collateral. The location of all other places of business of each Borrower and the names in which each Borrower conducts business at each such location are set forth in Schedule 4.16 attached hereto and made part hereof. Section 4.17 Equity Interests. All of the issued and outstanding equity interests or other ownership interest of each Borrower is owned as described on Schedule 4.17 attached hereto and made part hereof, and all such ownership interests are fully paid and non-assessable. Section 4.18 Deposit Accounts. All of each Borrower’s Deposit Accounts are set forth on Schedule 4.18 attached hereto and made part hereof, including, with respect to each bank (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts maintained with such Person. Section 4.19 No Extension of Credit for Securities. No Borrower is, nor will it be, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or other securities, and no part of the proceeds of the Loan hereunder has been or will be applied for the purpose of purchasing or carrying or trading in any such stock or securities or of refinancing any credit previously extended, or of extending credit to others, for the purpose of purchasing or carrying any such margin stock, margin securities or other securities in contravention of such Regulations. Section 4.20 Sanctions. (a) No member of the Borrowing Group is a Sanctioned Target; (b) no member of the Borrowing Group is owned or controlled by, or is acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Target; (c) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Sanctions; and (d) to the best of Borrowers’ knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Sanction(s) by a Governmental Authority that enforces Sanctions. Borrowers shall notify Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this Section. Section 4.21 Anti-Money Laundering and Anti-Corruption Laws. (a) Each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls

(e) Incumbency Certificates. A certificate of each Borrower’s secretary (or other 116549.01103/127129470v.6 reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; and (b) to the best of Borrowers’ knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws. Section 4.22 PPP Debt. Borrowers have timely applied for and requested forgiveness of the PPP Debt in compliance with the Cares Act, the implementing regulations of the Cares Act and the PPP Debt loan documents. Section 4.23 Beneficial Ownership Certification. As of the date of this Agreement, the information included in the Beneficial Ownership Certification is true and correct in all respects. ARTICLE 5 CONDITIONS Section 5.1 Documents to be Delivered to Agent Prior to Effectiveness. Prior to the effectiveness of this Agreement, Borrowers shall deliver or cause to be delivered to Agent (all documents, instruments, agreements and other deliverables to be in form and substance satisfactory to Agent in its sole and absolute discretion): Credit Documents. This Agreement and all other Credit Documents duly and properly executed by the parties thereto; Searches. Uniform Commercial Code, tax and judgment searches against each Borrower in those offices and jurisdictions as Agent shall reasonably request which shall show that no financing statement, Liens, assignments or other filings have been filed or remain in effect against each Borrower or any Collateral except for Permitted Liens and those other Liens, financing statements, assignments or other filings with respect to which the secured party or existing lender (i) has delivered to Agent Uniform Commercial Code termination statements or other documentation evidencing the termination of its Liens and security interests in Collateral, has agreed in writing to release or terminate its Lien and security interest in Collateral upon receipt of proceeds of the Advances or (iii) has delivered a Subordination Agreement to Agent with respect to its Lien and security interest in the Collateral; Organizational Documents. A copy of each Borrower’s (i) organization documents, certified as of a recent date by such Borrower’s secretary (or other appropriate officer), and (ii) bylaws, partnership agreement or operating agreement, as applicable, certified as of a recent date by such Borrower’s secretary (or other appropriate officer); together with certificates of good standing existence or fact in such Borrower’s state of organization and in each jurisdiction in which such Borrower is qualified to do business, each dated within thirty (30) days from the date of this Agreement; Authorization Documents. A certified copy of resolutions or written consents of each Borrower’s Board of Directors authorizing the execution, delivery and performance of this Agreement and all other Credit Documents, the pledge of the Collateral to Agent as security for the Obligations and designating the appropriate officers to execute and deliver this Agreement and all other Credit Documents;

(b) Representations and Warranties. The representations and warranties of 116549.01103/127129470v.6 appropriate officer) as to the incumbency and signatures of officers of such Borrower signing this Agreement and all other Credit Documents; Opinion of Counsel. Agent shall have received a corporate, enforceability, no conflicts, attachment and perfection opinion, from counsel acceptable to Agent in its sole discretion; Officer’s Certificate. A certificate, dated the date of this Agreement, signed by the Chief Executive Officer, President or Chief Financial Officer of each Borrower certifying that (i) all representations and warranties set forth in this Agreement are true and correct as of the date hereof and (ii) no Default or Event of Default hereunder has occurred; Availability Statement. A completed Availability Statement; Acknowledgment and Waiver Agreement. Acknowledgment and Waiver Agreements duly executed by the parties thereto; Due Diligence. Completion of Agent’s due diligence of Borrowers including due diligence with respect to Borrowers’ owners, key operators, and key management personnel with results satisfactory to Agent; Financial Information. A copy of each of the reports required pursuant to Section 6.1 of this Agreement for the period most recently ended prior to the date hereof; Subordination Documents. Copies of the documents, instruments and writings evidencing the Subordinated Debt; Insurance. Evidence of insurance issued by a reputable carrier with respect to each Borrower’s fire, casualty, liability, and other insurance covering its Property, and any key owner/operator insurance; Data Tape. A data tape submitted in a format and consisting of data elements acceptable to Agent as of the most recent month end; Closing Fee. Payment to Agent of the Closing Fee in immediately available funds; Closing Agenda. Such other documents, information and reports listed on the Closing Agenda; and Other Documents. Such additional documents as Agent reasonably may request. Section 5.2 Conditions to all Advances. The obligation of Lenders to make each Advance hereunder and Issuing Bank to issue each Letter of Credit is conditioned upon: (a) Advance Requirements. Borrowers’ satisfaction of each of the conditions specified in Sections 2.1, 2.2 and 2.3 of this Agreement, as applicable;

report, and also such other documentation and information promptly after request therefor by 116549.01103/127129470v.6 Borrowers contained in this Agreement and in all other Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (c) Event of Default or Default. No Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof. ARTICLE 6 AFFIRMATIVE COVENANTS In addition to the covenants contained in Article 3 and 4 of this Agreement relating to the Collateral, until all Obligations have been paid in full and the Commitments have expired or otherwise have been terminated, each Borrower covenants and agrees as follows: Section 6.1 Reporting Requirements. Borrowers will deliver to Agent (which Agent will thereafter deliver to Lenders): within twenty (20) days after the end of each month, company prepared consolidated financial statements of Parent’s and its consolidated Subsidiaries’ businesses for such previous month, consisting of a balance sheet, income statement, and schedules as of the end of such month, all in reasonable detail, prepared in accordance with GAAP consistently applied, subject to year-end adjustments, together with a covenant compliance certificate; within forty five (45) days after the end of each fiscal quarter, company prepared consolidated financial statements of Parent’s and its consolidated Subsidiaries’ businesses for such previous fiscal quarter, consisting of a balance sheet, income statement, and schedules as of the end of such fiscal quarter, all in reasonable detail, prepared in accordance with GAAP consistently applied, subject to year-end adjustments; within one hundred twenty (120) days after the close of each fiscal year, consolidated financial statements of Parent and its consolidated Subsidiaries for the fiscal year then ended consisting of a balance sheet, income statement, and statement of cash flow of Parent and its consolidated Subsidiaries as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and footnotes, prepared in accordance with GAAP consistently applied, and shall be audited and certified without qualification by an independent certified public accountant selected by Parent and acceptable to Agent and accompanied by the unqualified opinion of such accountant and an Annual Compliance Certificate; and cause Agent to be furnished at the time of completion thereof, a copy of any management letter for Parent and its consolidated prepared by such certified public accounting firm; within twenty (20) days after the end of each month, for the month then ending, reports in form and substance satisfactory to Agent, setting forth an aging of Receivables, an Availability Statement, detailed delinquency report books and records consisting of data tape information (in a format and consisting of data elements acceptable to Agent), repossession

Governmental Authorities, and the provisions and requirements of all franchises, permits, 116549.01103/127129470v.6 Agent; within forty five (45) days after the end of each fiscal quarter, for the fiscal quarter then ending, a static pool report in form and substance satisfactory to Agent; upon request by Agent from time to time, copies of Borrowers’ and Guarantors’ income tax returns (including any schedules attached thereto) filed with the Internal Revenue Service promptly after the filing thereof with the Internal Revenue Service; and upon request by Agent from time to time, such other financial information and reports concerning Borrowers, the Collateral and the operations, businesses, affairs, prospects and financial condition of Borrowers and their Subsidiaries (including Availability Statements) as Agent may reasonably request. Section 6.2 Books and Records. Borrowers will keep accurate and complete Books and Records concerning the Collateral and all transactions with respect thereto consistent with sound business practices and will comply with Agent’s reasonable requirements, from time to time in effect, including those concerning the submission of reports on all items of Collateral. Agent and each of its duly authorized representatives or agents shall have the right at any time and from time to time during regular business hours, at Borrowers’ sole cost and expense, to inspect, audit, and copy the Books and Records and Collateral of Borrowers, inspect, audit and conduct appraisals of any Collateral and conduct clients reviews and field examinations. Section 6.3 covenants: (a) Financial Covenants. Borrowers shall maintain the following financial EBITDA Ratio. An EBITDA Ratio of not less than 1.50 to 1.0 as of the end of each calendar month. Debt to Adjusted Tangible Net Worth Ratio. A Debt to Adjusted Tangible Net Worth Ratio of not more than 3.00 to 1.0 as of the end of each calendar month. Collateral Performance Indicator. A Collateral Performance Indicator of less than or equal to twenty four percent (24%) as of the end of each calendar month. The determination of the financial covenants contained herein shall exclude any asset, liability, expense or income associated with Statement of Financial Accounting Standard No. 133. Section 6.4 (a) Compliance With Applicable Law. All Receivables shall comply in all material respects with all applicable federal, state and local laws, rules, regulations, proclamations, statutes, orders and interpretations at the time when Agent obtains any interest therein pursuant to this Agreement. (b) Each Borrower shall comply in all material respects with all local, state and federal laws and regulations applicable to its business including without limitation the Consumer Finance Laws, (including complying with privacy notice requirements under the Gramm-Leach- Bliley Act), Anti-Terrorism Laws, Environmental Law, and all laws and regulations of the

Section 6.8 Notice Regarding Any Plan. Borrowers shall furnish to Agent: 116549.01103/127129470v.6 certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrowers; and notify Agent immediately (and in detail) of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority. With respect to Environmental Law, Borrowers shall notify Agent when, in connection with the conduct of Borrowers’ business or operations, any Person (including, without limitation, any federal, state or local agency) provides oral or written notification to any Borrower or any Subsidiary with regard to an actual or imminently threatened removal, spill, release or discharge of Hazardous Materials; and notify Agent immediately (and in detail) upon the receipt by any Borrower of an assertion of liability under Environmental Law, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default. In addition to the foregoing, each Borrower shall, and each Borrower shall ensure that each member of the Borrowing Group will, comply with Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws. Section 6.5 Notice of Certain Events. Borrowers will promptly notify Agent of (a) the occurrence of any Default or Event of Default or (b) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification. Section 6.6 Existence, Properties. Borrowers will (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all laws applicable to it; (b) maintain, preserve and protect all franchises, licenses and trade names and preserve all the remainder of its property used or useful in the conduct of its business; and (c) maintain in effect insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as shall be consistent with prudent business practices in the industry and reasonably acceptable to Agent and furnish to Agent from time to time, upon their request therefor, evidence of same. Section 6.7 Payment of Indebtedness; Taxes. Borrowers will (a) pay all of their indebtedness and obligations promptly and in accordance with normal terms; and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrowers shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested pursuant to a Permitted Protest.

Subsidiaries, such review shall be limited to no more than once per year. Borrowers shall provide 116549.01103/127129470v.6 as soon as possible, and in any event within ten (10) days after any senior officer of Borrowers know or have reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of a Borrower or any of their Subsidiaries, a statement of the President or Treasurer of Borrowers setting forth details as to such Reportable Event and the action which is proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC; and promptly after receipt thereof, a copy of any notice which a Borrower may receive from the PBGC relating to the intention of a Borrower to terminate any Plan maintained in whole or in part for the benefit of employees of any Borrower or any of their Subsidiaries or to appoint a trustee to administer any such Plan. Section 6.9 Litigation, Enforcement Actions and Requests for Information. Borrowers will promptly notify Agent of (a) any litigation or action instituted or, to Borrowers’ knowledge, threatened in writing against any Borrower or any of their Subsidiaries, in an amount of Fifty Thousand Dollars ($50,000) or more as to any separate action or litigation instituted or threatened or in an aggregate amount of One Hundred Fifty Thousand Dollars ($150,000) or more as to all actions or litigation instituted or threatened; (b) the entry of any judgment or lien against any property of Borrower, in an amount of Fifty Thousand Dollars ($50,000) or more as to any separate judgment or lien entered or in an aggregate amount of One Hundred Fifty Thousand Dollars ($150,000) or more as to all judgments or liens entered; (c) any enforcement action or investigation instituted or, to Borrowers’ knowledge, threatened, against any Borrower or any of their Subsidiaries by any Governmental Authority, including without limitation any proceeding or action to be commenced by the filing of a stipulation and consent; (d) receipt by any Borrower or any of their Subsidiaries of an “Early Warning Notice,” “Notice and Opportunity to Respond and Advise” or “Civil Investigative Demand” from the Consumer Financial Protection Bureau or similar notice or request from any other Governmental Authority; or (e) the occurrence of any Regulatory Event. Section 6.10 Business Location, Legal Name and State of Organization. Borrowers shall notify Agent at least thirty (30) days prior to (a) any proposed change in a Borrower’s principal place of business, a Borrower’s legal name or a Borrower’s state of organization; (b) any additional places of business of any Borrower or any Subsidiaries; (c) the change in the names in which a Borrower or any Subsidiary conducts business at each such location; or (d) the change of a Borrower’s jurisdiction of organization. Section 6.11 Operations. Borrowers shall maintain satisfactory credit underwriting and operating standards, including, with respect to each obligor of each Receivable, the completion of an adequate investigation of such obligor and a determination that the credit history and anticipated performance of such obligor is and will be satisfactory and meets the standards generally observed by prudent finance companies operating in the subprime market. Section 6.12 (a) Chattel Paper/Jurisdictions. Upon Agent’s request from time to time, Borrowers shall engage outside legal counsel reasonably acceptable to Agent (at Borrowers’ sole cost and expense) to undertake a review of Receivable documentation of Borrowers and their Subsidiaries; provided that, in the absence of any material changes to the Receivable documentation of Borrowers and their

56 116549.01103/127129470v.6 Agent with copies of such review within sixty (60) days after each such request with the results of such documentation review to be acceptable to Agent in all material respects. (b) Borrowers shall promptly (i) notify Agent of either (A) Borrowers or any of their Subsidiaries conducting business in any new jurisdiction, and (B) Borrowers or any of their Subsidiaries making any material modifications to its respective Receivable documentation and (ii) upon the request of Agent, provide Agent a list of jurisdictions in which Borrowers and their Subsidiaries conduct business and licenses held in each such jurisdiction. Section 6.13 PPP Loan. Borrowers agrees promptly provide to Agent upon Agent’s request documentation and other information related to the PPP Debt and the forgiveness of such PPP Debt. Section 6.14 (a) Post-Closing Deliverable. Borrowers shall deliver to Agent: On or before December 5, 2021 (or such later date agreed to by Agent), fully executed Control Agreements for deposit accounts maintained with Wells Fargo and Fifth Third Bank, National Association. On or before December 5, 2021 (or such later date agreed to by Agent), use commercially reasonable efforts to deliver Acknowledgment and Waiver Agreements for each of Borrowers’ leased locations. On or before the first anniversary of the date of this Agreement (or such later date agreed to by Agent), an updated compliance and regulatory testing and reporting policies and procedures acceptable to Agent in its reasonable discretion. Section 6.15 Further Assurances. Borrowers shall from time to time execute and deliver to Agent such other documents and shall take such other action as may be reasonably requested by Agent in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrowers to Agent pursuant to the terms of this Agreement and the other Credit Documents. ARTICLE 7 NEGATIVE COVENANTS Each Borrower covenants and agrees with Agent and Lenders that until all Obligations have been paid in full and the Commitments have expired or otherwise have been terminated, no Borrower will do any of the following without the prior written consent of Agent: Section 7.1 Payments to and Transactions with Affiliates. (a) Make any loan, advance, extension of credit or payment to any Affiliate, officer, employee, member, manager, equity holder or director of any Borrower or any Affiliate or (b) enter into any other transaction, including, without limitation, the purchase, sale, lease or exchange of property, or the rendering or any service, to or with any Affiliate or any equity holder, officer, or employee of any Borrower or any Affiliate except for Permitted Affiliate Transactions. Section 7.2 Restricted Payments. Make any Restricted Payment, except that (a) Borrower Agent may make quarterly Distributions so long as (i) no Default or Event of Default exists

116549.01103/127129470v.6 immediately prior to and after giving effect to the making of such Distribution, (ii) Excess Availability is at least twenty percent (20%) immediately after giving effect to the making of such Distribution and (iii) the aggregate amount of such Distributions in any fiscal year does not exceed 50% of Borrowers’ net income for such fiscal year; and (b) Borrowers may make payments on the Subordinated Debt to the extent expressly permitted pursuant to the terms of applicable Subordination Agreement. Section 7.3 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except for Permitted Indebtedness. Section 7.4 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its Property, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens. Section 7.5 Disposal of Assets. Convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Borrowers’ Property, except for the sales in the ordinary course of Borrowers’ business of Receivables that have been charged-off, which are subject to bankruptcy proceedings or the account debtor with respect to which is a debtor under the Bankruptcy Code or charged-off deficiency balance Receivables so long as (a) no Default or Event of Default exists immediately prior to and after giving effect to sale and (b) if required by Agent, such proceeds are paid directly to Agent for application to the Obligations. Section 7.6 Investments. (a) Directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment other than Permitted Investments, except that Borrowers may make Investments so long as (i) no Default or Event of Default exists immediately prior to and after giving effect to the making of such Investment, (ii) Excess Availability is at least ten percent (10%) immediately after giving effect to the making of such Investment, (iii) such Investment is in accordance with the Investment Policy, (iv) the amount of any individual Investment does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) and (v) the aggregate amount of all Investments at any one time does not exceed the lesser of (A) five percent (5.0%) of the total assets of Borrowers and (B) Ten Million Dollars ($10,000,000), (b) enter into any new business activities or ventures not related to such Borrower’s business existing as of the date of this Agreement or (c) create or form any Subsidiary. Section 7.7 Restrictions on Fundamental Changes. (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, (b) liquidate, wind up, or dissolve itself or (c) suspend or go out of a substantial portion of its business. Section 7.8 Use of Proceeds. (a) Use the proceeds of any Advance or other extension of credit made hereunder for any purpose other than (i) on the date of this Agreement, (A) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with Borrowers’ existing credit facility, and (B) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Credit Documents, and the transactions contemplated hereby and thereby, and (ii) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve). Use, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions: (i) that are prohibited by Sanctions, (ii) that would be prohibited by U.S. Sanctions if conducted by a U.S. Person, or (iii) that would be prohibited by Sanctions if conducted by Agent or any Lender, or any other party hereto. Borrowers shall notify Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this section. Use, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions that would be prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws. Section 7.9 Ownership and Management. Allow (a) the occurrence of a Change of Control or (b) any Borrower to be managed by any Person other than Doug Marohn as chief executive officer or Irina Nashtatik as chief financial officer unless a replacement reasonably acceptable to Required Lenders has been hired within one hundred twenty (120) days of such change. Section 7.10 Amendment to Subordinated Debt. Amend or permit the amendment of the documents and instruments evidencing Subordinated Debt or make any prepayment on account of such Subordinated Debt which is not otherwise allowed to be made under the subordination provisions applicable to such Subordinated Debt (including the applicable Subordination Agreements). Section 7.11 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required under GAAP). Section 7.12 Nature of Business. Engage in any business other than the business in which such Borrower currently is engaged or make any material change in the nature of the financings which such Borrower extends (including without limiting the generality of the foregoing, matters relating to size, type, term, nature and dollar amount). Section 7.13 Bulk Purchases. Purchase Receivables for a purchase price (a) exceeding Ten Dollars ($10,000,000) in any one or related transactions, (b) up to Ten Million Dollars ($10,000,000) in any one or related transactions if Excess Availability would be less than ten percent (10%) immediately after giving effect to such purchase or (c) exceeding Twenty Million Dollars ($20,000,000) in the aggregate during any twelve (12) month period, in each case without prior written consent of Agent (which consent may permit or otherwise limit such Receivables inclusion in the Borrowing Base as determined in Agent’s sole and absolute discretion). Section 7.14 Deposit Accounts. Open or maintain any deposit accounts other than those listed on Schedule 4.18 attached hereto. Section 7.15 Source of Repayment and Collateral. Fund any repayment of the credit with 116549.01103/127129470v.6 events occur: (i) such Person consents to the institution of such Insolvency Proceeding against it, 116549.01103/127129470v.6 proceeds, or provide as collateral any property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti- Corruption Laws, or that could otherwise cause Agent or any Lender to be in violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. Section 7.16 PNC Bank Deposit Accounts. Maintain more than One Hundred Fifty Thousand Dollars ($150,000) in the aggregate in deposit accounts with PNC Bank, National Association. ARTICLE 8 EVENTS OF DEFAULT Each of the following events shall constitute an Event of Default under this Agreement: Section 8.1 Failure to Make Payments. The failure of Borrowers to make any payment of principal or interest under this Agreement or any other payment hereunder or in respect of any other Obligation when due. Section 8.2 Information, Representations and Warranties. If any warranty, representation, financial statement, certificate or statement made by any Borrower or any Guarantor in this Agreement or in any other Credit Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Credit Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof. Section 8.3 Covenants. The failure of any Borrower to (a) observe, perform, or comply with Sections 6.4, 6.6, 6.7 or 6.10(b) of this Agreement and such failure continues for thirty (30) days following the earlier of knowledge or written notice of from Agent or (b) observe, perform or comply with any other covenant set forth in this Agreement or any other Credit Document. Section 8.4 Collateral. At any time after the grant to Agent of a security interest in or Lien upon any Collateral, Agent’s interest therein shall for any reason cease to be a valid and subsisting first priority Lien in favor of Agent and/or a valid and perfected first priority security interest in and to the Collateral purported to be covered thereby having the priority set forth therein. Section 8.5 Defaults Under Other Agreements. Any default by any Borrower or any Guarantor under any agreement to which such Borrower or such Guarantor is a party and with respect to which the amount claimed exceeds One Hundred Thousand Dollars ($100,000), singly or in the aggregate. Section 8.6 (a) Certain Events. Voluntary Insolvency Proceedings. If an Insolvency Proceeding is commenced by a Borrower, any of their Subsidiaries or a Guarantor. (b) Involuntary Insolvency Proceeding. If an Insolvency Proceeding is commenced against a Borrower, any of their Subsidiaries or a Guarantor and any of the following

60 116549.01103/127129470v.6 (ii) the petition commencing the Insolvency Proceeding is not timely controverted, (iii) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Person, or (v) an order for relief shall have been issued or entered therein. (c) Reportable and Other Events. (i) The occurrence of any Reportable Event which Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or for the appointment by the United States District Court of a trustee to administer any Plan; (ii) the institution by the PBGC of proceedings to terminate any Plan; or (iii) the failure of Borrower, or any Subsidiary to meet the minimum funding standards established in Section 412 of the Code. Section 8.7 Judgments. If one or more judgments, orders, or awards for the payment o f money involving an aggregate amount of One Hundred Thousand Dollars ($100,000) or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Borrower, any of their Subsidiaries or a Guarantor, or with respect to any of their respective assets, and either (a) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award. Section 8.8 Guarantors. If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor or any individual Guarantor shall die. Section 8.9 Hedging Agreements. Any default by Borrowers under any Hedging Agreement. Section 8.10 Credit Documents. The validity or enforceability of any Credit Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Borrower, their Subsidiaries or a Guarantor, or by any Governmental Authority having jurisdiction over a Borrower or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Borrower or its Subsidiaries shall deny that such Person has any liability or obligation purported to be created under any Credit Document. Section 8.11 Level Two Regulatory Event. The occurrence of a Level Two Regulatory Event which remains unvacated, undischarged, unbonded or unstayed by appeal or otherwise for a period of sixty (60) days from the date of its entry. ARTICLE 9 REMEDIES OF AGENT AND WAIVER Section 9.1 (a) A gent’s Remedies. Commitments. Upon the occurrence of any Event of Default or Default, Agent may, or at the direction of Required Lenders shall, cease making Advances hereunder and may cause the Issuing Bank to cease issuing Letters of Credit hereunder. Upon the occurrence of

116549.01103/127129470v.6 an Event of Default, Agent may, or at the direction of Required Lenders shall, (i) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Lender hereunder to make Advances, and (ii) the obligation of Issuing Bank to issue Letters of Credit and (ii) declare the Obligations (other than the Hedge Obligations, which may be accelerated in accordance with the terms of the applicable Hedge Agreement) immediately due and payable without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrowers hereby expressly waive. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.6(a) or (b) of this Agreement, the Commitments shall immediately terminate and the Loan made pursuant to this Agreement and all other Obligations, together with all accrued interest, shall be immediately due and payable in full without presentment, demand, or protest or notice of any kind, all of which Borrowers hereby expressly waive. (b) Remedies. Upon such occurrence and/or declaration, Agent shall have, in addition to the rights and remedies given to it by the Notes, this Agreement and the other Credit Documents, all the rights and remedies of a secured party as provided in the Uniform Commercial Code (regardless of whether such Uniform Commercial Code has been adopted in the jurisdiction where such rights and remedies are asserted) and without limiting the generality of the foregoing, and without demand of performance and without other notice (except as specifically required by the Notes, this Agreement or the documents executed in connection herewith) or demand whatsoever to Borrowers, all of which are hereby expressly waived, Agent may, in addition to all the rights conferred upon it by law, exercise one or more of the following rights successively or concurrently: (i) to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Borrowers hereby expressly waive), (ii) to lawfully dispose of the whole or any part of the Receivables or any other Collateral, or any other Property, instrument or document pledged as security for any Obligation at public or private sale, without advertisement or demand upon Borrowers, or upon any obligor of Receivables, the Collateral, or any other security, the same being hereby waived, except to the extent otherwise required by law, with the right on the part of Agent or their respective nominees to become the purchaser thereof as provided by law absolutely freed and discharged from any equity of redemption, and all trusts and other claims whatsoever; and (iii) to exercise any other rights and remedies available to it by law or agreement. Notice of any sale or disposition of Collateral shall be given to Borrowers at least ten (10) days before any intended public sale or the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrowers agree shall be reasonable notice of such sale or other disposition. Section 9.2 Waiver and Release by Borrowers. To the extent permitted by applicable law, each Borrower: (a) waives (i) presentment and protest of the Notes and this Agreement or any Receivables held by Agent on which any Borrower is any way liable and (ii) notice and opportunity to be heard, after acceleration in the manner provided in Article 9 of this Agreement, before exercis e by Agent of the remedies of self-help or set-off permitted by law or by any agreement with any Borrower, and except where required hereby or by law, notice of any other action taken by Agent; and (b) releases Agent, Lenders and their respective officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of Agent, Lenders or their respective officers, attorneys, agents and employees, except willful misconduct or gross negligence. Section 9.3 No Waiver. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under this Agreement or any other Credit

116549.01103/127129470v.6 Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise of any right, power or privilege. Section 9.4 Application of Proceeds. Notwithstanding any other provisions of this Agreement or any other Credit Document to the contrary, at any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows: FIRST, to pay all costs, expenses and other amounts owing to Agent pursuant to Section 10.6 of this Agreement and the other Credit Documents until paid in full; SECOND, to pay all costs or expenses owed to Agent or to any Lender hereunder or under any other Credit Document until paid in full; THIRD, to pay all costs or expenses of Lenders owing hereunder in connection with enforcing its rights under the Credit Documents until paid in full; FOURTH, ratably to pay all interest and fees accrued in respect of the Advances until paid in full; FIFTH, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to one hundred five percent (105%) of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 9.1, beginning with tier (A) hereof); (F) SIXTH, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 9.1,

116549.01103/127129470v.6 beginning with tier (A) hereof); SEVENTH, ratably to pay any Obligations owed to Defaulting Lenders; EIGHTH, to Borrowers or such other Person entitled thereto under applicable law. In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of Lenders shall receive an amount equal to its pro rata share (based on the proportion that its then outstanding Loans and Obligations outstanding of amounts available to be applied pursuant to tiers (B), (C), (D), (E), (F) or (G) above. ARTICLE 10 MISCELLANEOUS Section 10.1 Indemnification and Release Provisions. Each Borrower shall jointly and severally pay, indemnify, defend, and hold Agent, Lenders and Issuing Bank together with each of their Affiliates, officers, directors, employees, attorneys, and agents (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Credit Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers’ and their Subsidiaries ’ compliance with the terms of the Credit Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among Lenders, (ii) disputes solely between or among Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 10.20), and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Credit Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 10.1 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO

116549.01103/127129470v.6 EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION (BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. Section 10.2 (a) Amendments. Neither the amendment or waiver of any provision of this Agreement or any other Credit Document, nor the consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall unless in writing and signed by all Lenders, do any of the following: (a) modify the definition of Maximum Principal Amount, (b) modify the Commitments of Lenders or subject Lenders to any additional obligations, (c) except as otherwise expressly provided in this Agreement, reduce the interest on any Note, (d) postpone any date fixed for any payment in respect of principal of, or interest on, any Note or any fees hereunder, (e) change the percentage of the Commitments, or any minimum requirement necessary for Lenders or the Required Lenders to take any action hereunder, (f) amend or waive Section 6.3, Section 7.6, this Section 10.2, or change the definition of Required Lenders, (g) except as otherwise expressly provided in this Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any Property of Borrowers permitted under this Agreement, release any Liens in favor of Lenders on any portion of the Collateral, (h) permit Borrowers to delegate, transfer or assign any of its, his or her obligations to any Lender, (i) release or compromise the obligations of Borrowers to any Lender, or (j) amend the definition of “Advance Rate” or “Borrowing Base” (or any defined term used in either such definition), or increase any advance rate, and, provided, further, (x) that no amendment, waiver or consent affecting the rights or duties of Agent under any Credit Document shall in any event be effective, unless in writing and signed by Agent, as applicable, in addition to Lenders required hereinabove to take such action and (y) no amendment, waiver or consent of any provision of this Agreement or the other Credit Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Credit Documents, shall in any event be effective, unless in writing and signed by Issuing Bank, Agent, Borrowers and Required Lenders. Notwithstanding any of the foregoing to the contrary, the consent of Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article 11. In addition, Borrowers and Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing Schedule I from time to time in the manner requested by Borrowers, Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that Agent shall promptly deliver a copy of any such modification to Borrowers and each Lender. Without regard to any other provision hereof, if any Lender (for such purpose, a “Dissenting Lender”) dissents to any action Agent desires to take requiring either the unanimous consent of Lenders or the consent of Required Lenders or fails to respond to Agent within five (5) Business Days of Agent’s request for a consent, either Borrowers (if no Event of Default or Default is outstanding and with the prior written consent of Agent, in its sole and absolute discretion) or Agent may compel such Dissenting Lender to assign its entire Commitment (either to one or more existing Lenders or other financial institution(s) who is to become a Lender pursuant to the terms hereof) so long as

116549.01103/127129470v.6 such Dissenting Lender receives written notice of such intended assignment (and the proposed effective date thereof) within one hundred twenty (120) days of its providing its dissent to Agent or such Dissenting Lender failing to respond to Agent within the required five (5) Business Day period and the effective date of such intended assignment is not later than ten (10) days thereafter and (ii) the Dissenting Lender receives full payment on the effective date of such assignment of its entire portion of the outstanding Obligations, with accrued interest and unpaid fees to such date (but excluding any otherwise applicable early termination fee under Section 2.5(a) of this Agreement). Notwithstanding anything contained in clause (a) above, any other provision of this Agreement or other Credit Document or whether there exists a Default or Event of Default, Agent may at its discretion and without the consent of Required Lenders, voluntarily permit the outstanding Advances at any time to exceed the Borrowing Base by up to five percent (5.0%) of the Borrowing Base (the “Out of Formula Loans”). Notwithstanding anything contained in clause (a) above, any other provision of this Agreement or other Credit Document, Agent hereby is authorized by Borrowers and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 5.2 of this Agreement are not satisfied, to make Advances to, or for the benefit of, Borrowers on behalf of Lenders that Agent, in its sole discretion deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, or (ii) to enhance the likelihood of repayment of the Obligations (“Protective Advances”). Notwithstanding anything contained in this Agreement or any other Credit Document to the contrary no Protective Advance may be made by Agent if such Advance would cause the aggregate principal amount of Protective Advances outstanding to exceed an amount equal to five percent (5.0%) of the Borrowing Base. Each Out of Formula Loan and each Protective Advance shall be deemed to be an Advance hereunder. The Out of Formula Loans and Protective Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and shall bear interest at two and one half percent (2.50%) per annum above the rate otherwise applicable to the Advances. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Out of Formula Loans and its ability to make Out of Formula Loans is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Out of Formula Loans and the limitations on Agent’s ability to make Out of Formula Loans do not apply to Protective Advances. The provisions of Sections 10.2(b), (c) and (d) of this Agreement are for the exclusive benefit of Agent and Lenders and are not intended to benefit Borrowers in any way. Section 10.3 Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Credit Document shall be in writing and shall be personally delivered or sent by nationally recognized overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or facsimile. In the case of notices or demands to Borrowers, Lenders or Agent, as the case may be, they shall be sent to the respective address set forth below: If to Agent:

116549.01103/127129470v.6 Wells Fargo Bank, N.A. 800 Walnut Street Mail Code F-00001-069 Des Moines, Iowa 50309 Attn: Facsimile: Email: Mr. William M. Laird, Senior Vice President (215) 670-6120 billlaird@wellsfargo.com With a copy to: Blank Rome LLP One Logan Square Philadelphia, Pennsylvania 19103 Attn: Facsimile: Email: Kevin J. Baum, Esquire (215) 832-5612 kevin.baum@blankrome.com If to Borrowers: Nicholas Financial, Inc. 2454 McMullen Booth Rd. Building C, Suite 501 Clearwater, Florida 33759 Attn: Email: Doug Marohn, President and Chief Executive Officer doug.marohn@nicfn.com With a copy to: Hill Ward Henderson 101 East Kennedy Boulevard, Suite 3700 Tampa, Florida 33602 Attn: Email: Zachary W. Watt, Esquire zachary.watt@hwhlaw.com If to any Lender: To the address set forth on Schedule I Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 10.3, shall be deemed received on the date of actual receipt; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

67 116549.01103/127129470v.6 Section 10.4 Termination and Release. On the Termination Date, all commitments of Agent, Lenders and Issuing Bank to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations which shall be terminated in accordance with the applicable Hedge Agreement) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full. No termination of the obligations of Agent, Lenders and Issuing Bank (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Borrower of its duties, obligations, or covenants under this Agreement or under any other Credit Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full (including the Bank Product Obligations) and Agent’s, Lenders’ and Issuing Bank’s obligations to provide additional credit under this Agreement and the other Credit Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent. Section 10.5 Counterparts. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. The foregoing shall apply to each other Credit Document mutatis mutandis. Section 10.6 Costs, Expenses and Taxes. Borrowers agree to pay immediately upon demand (a) reasonable legal fees and expenses of Agent related to the preparation, negotiation, documentation, execution, filing or delivery of this Agreement or any other Credit Document and any and all waivers, amendments or modifications of any of the Credit Documents or any of the terms and provisions thereof and any and all client reviews, field examinations, appraisals, audits and inspections conducted under this Agreement or any other Credit Documents, (b) all fees (including without limitation, reasonable legal fees and expenses), costs and other expenses of Agent and each Lender incurred in connection with collection of the Loan, the maintenance or preservation of the security interest in the Collateral, the sale, disposition or other realization on the Collateral, or the enforcement of Agent’s and Lenders’ rights hereunder or under any Credit Document, including, without limitation, such fees, costs and expenses incurred by Agent which Agent, in its reasonable business judgment, deems reasonably necessary to preserve or protect the business conducted by

116549.01103/127129470v.6 Borrowers, the Collateral, or any portion thereof, (c) all fees (including without limitation, reasonable legal fees and expenses), costs and other expenses of Agent and each Lender incurred in connection with the prosecution or defense of any action in any way related to this Agreement or any other Credit Document, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any Insolvency Proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Agent, any Lender or any other Person) relating to Borrowers or any other Person, (d) all fees, charges, commissions and costs provided for in Section 2.3(f) of this Agreement (including any fronting fees) and all other fees, charges, commissions, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time incurred or charged by Issuing Bank in respect of Letters of Credit and fees, costs, and expenses incurred or charged by Issuing Bank in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder and (e) any and all stamp and other taxes or filing fees payable or determined to be payable in connection with the execution and delivery of the Notes and this Agreement, the Collateral and other documents to be delivered hereunder, and agrees to save Agent and Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in payment or omission to pay such taxes. Notwithstanding the foregoing, (x) in the case of legal fees and expenses of outside counsel in connection with any of the events described above (other than clauses (b) and (c)), amounts payable by Borrowers shall be limited to a single primary firm and a single firm of local counsel in each applicable jurisdiction to represent Agent and Lenders as a whole and (y) in the case of legal fees and expenses of outside counsel in connection with any of the events described above in clauses (b) and (c), amounts payable by Borrowers shall be limited to a single primary firm and a single firm of local counsel in each applicable jurisdiction to represent Agent and Lenders as a whole and a single primary firm to represent Lenders as a whole. Section 10.7 (a) Participations and Assignments. This Agreement shall bind and inure to the benefit of each signatory, its successors and assigns; provided, however that, Borrowers shall not have the right to assign or delegate their obligations and duties under this Agreement or any other Credit Documents or any interest therein except with the prior written consent of Agent and Lenders. Notwithstanding Section 10.7(c) of this Agreement, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participations in such Lender’s Loans hereunder to its parent and/or to any affiliate of such Lender or to any existing Lender or affiliate thereof. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to Borrower. Each Lender may, with the prior written consent of Agent and (if no Default or Event of Default is outstanding) with the consent of Borrowers, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Notes. In connection with each assignment: (i) the parties thereto shall execute and deliver to Agent, for its acceptance (if properly completed and executed in accordance with the terms hereof) and recording in its books and records, an Assignment and Acceptance, together with any

116549.01103/127129470v.6 Note or Notes subject to such assignment and a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) to be paid by the assignee, (ii) no such assignment shall be for less than Twenty Million Dollars ($20,000,000) or, if less, the entire remaining Commitment of such Lender, each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of both the Commitment of such Lender and all Loans of such Lender. Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (“Acceptance Date”), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 10.1 of this Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Within two (2) Business Days after demand by Agent, Borrowers shall execute and deliver to Agent in exchange for any surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to Borrowers) a new Note or Notes to the order of the assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall otherwise be in substantially the form of the Note or Notes subject to such assignments. Each Lender may, with the prior written consent of Agent, but without the consent of any other Lender or Borrowers, sell participations to one or more parties (a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided that if such Lender obtains the consents required under this clause (e) then (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement. Each Lender agrees that, without the prior written consent of Borrowers and Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Advance, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

116549.01103/127129470v.6 (g) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, Agent or such Lender may disclose any information in its possession regarding Borrowers, their finances and/or Property. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document furnished pursuant hereto; such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other Credit Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender. Section 10.8 Effectiveness of Agreement. Anything to the contrary in this Agreement notwithstanding, the provisions hereof shall not be effective until this Agreement is: (a) duly executed, and delivered by authorized officers of Borrowers to Agent; and (b) duly signed by an authorized officer of Agent and each Lender. Section 10.9 APPLICABLE LAW. THIS AGREEMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF IOWA AND, TOGETHER WITH ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA. Section 10.10 JURISDICTION AND VENUE/WAIVER OF JURY TRIAL. JURISDICTION/VENUE. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN POLK COUNTY, IOWA AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWERS AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY

116549.01103/127129470v.6 THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWERS. (b) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THIS AGREEMENT. Section 10.11 REVIEW BY COUNSEL. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTIONS 10.9 AND 10.10 OF THIS AGREEMENT, AND FURTHER ACKNOWLEDGE THAT THE MEANING AND EFFECT OF THE FOREGOING HAVE BEEN FULLY EXPLAINED TO BORROWERS BY THEIR COUNSEL. Section 10.12 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Agent, Lenders, Issuing Bank or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Section 10.13 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. Section 10.14 Exchanging Information. Agent, Lenders, Wells Fargo & Company and all direct and indirect subsidiaries of Agent, Lenders or Wells Fargo & Company may exchange and share any and all information they may have in their possession regarding Borrowers and their Affiliates with Agent’s and Lenders’ prospective participants, affiliates, accountants, lawyers and other advisors, Agent, Lenders, Wells Fargo & Company and all direct and indirect subsidiaries of Agent, Lenders or Wells Fargo & Company, and Borrowers waive any right of confidentiality it may have with respect to such exchange of such information. Section 10.15 Patriot Act Notice. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender to identify Borrowers in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for Borrowers and Guarantors and (b) OFAC/PEP searches and customary individual background checks for the Borrowers’ senior management and key principals, and Borrowers agree to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute expenses hereunder and be for the account of Borrowers.

116549.01103/127129470v.6 Section 10.16 Advertisement. Each Lender and each Borrower hereby authorizes Agent to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the title and role of each party to this Agreement and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which Agent elects to submit for publication (“Press Release”). With respect to any of the foregoing, Agent shall provide Lenders and Borrowers with an opportunity to review and confer with Agent regarding the contents of any Press Release prior to its submission for publication. Section 10.17 Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Credit Documents for purposes of any reference in a Credit Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and (a) by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Credit Documents, and (b) Wells Fargo, in its capacity as a Bank Product Provider appoints Agent as its agent with respect to any Bank Products extended by Wells Fargo or its Affiliates to Borrowers or their Subsidiaries. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Credit Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Borrowers acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Credit Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

116549.01103/127129470v.6 Section 10.18 Debtor-Creditor Relationship. The relationship between Lenders and Agent, on the one hand, and Borrowers and Guarantors, on the other hand, is solely that of creditor and debtor. Neither Agent, any Lender or Issuing Bank has (or shall be deemed to have) any fiduciary relationship or duty to any Borrower or any Guarantor arising out of or in connection with the Credit Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between Agent, any Lender and Issuing Bank, on the one hand, and Borrowers and Guarantors, on the other hand, by virtue of any Credit Document or any transaction contemplated therein. Section 10.19 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrowers or Guarantors or the transfer to Agent, any Lender and Issuing Bank of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Agent, any Lender and Issuing Bank, or any of them, are required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent, any Lender and Issuing Bank, or any of them, are required or elect to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Agent, any Lender and Issuing Bank, as applicable related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made. Section 10.20 Withholding Taxes. All payments made by Borrowers hereunder or under any Note or other Credit Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrowers shall comply with the next sentence of this Section 10.20(a). If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any Note, or Credit Document, including any amount paid pursuant to this Section 10.20(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrowers. Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Credit Document. If a Lender or a Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or such Participant agrees with and in favor of

116549.01103/127129470v.6 Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement: if such Lender or such Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of such Lender or such Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the Code, (II) a ten percent (10%) shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the Code), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the Code, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments); if such Lender or such Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN; if such Lender or such Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender or such Participant, a properly completed and executed copy of IRS Form W-8ECI; if such Lender or such Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or such Participant serves as an intermediary, a properly completed and executed copy of IRS Form W- 8IMY (with proper attachments); or a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax. Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If a Lender or a Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms; provided, however, that nothing in this Section 10.20(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If a Lender or a Participant claims exemption from, or reduction of, withholding tax and such Lender or such Participant sells, assigns, grants a participation in, or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other 116549.01103/127129470v.6 otherwise transfers all or part of the Obligations to such Lender or such Participant, such Lender or such Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender or such Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 10.20(c) or 10.20(d) as no longer valid. With respect to such percentage amount, such Participant or assignee may provide new documentation, pursuant to Section 10.20(c) or 10.20(d), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 10.20 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 10.20 with respect thereto. If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 10.20(c) or 10.20(d) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of such Lender or such Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 10.20, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of Lenders and Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 10.20, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 10.20 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or relationship of agency or trust with or for Borrowers. 116549.01103/127129470v.6 charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 10.20 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers or any other Person. Section 10.21 Recognition of the U.S. Special Resolution Regimes. In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States of America or a state of the United States of America. In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States of America or a state of the United States of America. ARTICLE 11 AGENT Section 11.1 (a) Appointment of Agent. Each Lender hereby designates Agent as agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note or participation, shall be deemed irrevocably to authorize Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other Credit Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent shall hold all Collateral and all payments of principal, interest, fees (other than any fees payable solely for the account of Agent), charges and expenses received pursuant to this Agreement or any other Credit Document for the ratable benefit of Lenders except as otherwise provided herein. Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct. (b) The provisions of this Article 11 are solely for the benefit of Agent and Lenders, and Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof (except for the applicable provision of Section 11.9(a) of this Agreement). In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be 116549.01103/127129470v.6 Section 11.2 Nature of Duties of Agent. Any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Credit Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Credit Documents. Without limiting the generality of the foregoing, or of any other provision of the Credit Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Credit Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Credit Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Credit Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Credit Documents for the foregoing purposes with respect to the Collateral and the Collections, perform, exercise, and enforce any and all other rights and remedies with respect to Borrowers or their Subsidiaries, the Obligations, the Collateral, the Collections or otherwise related to any of same as provided in the Credit Documents, and (g) incur and pay such expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Credit Documents. Section 11.3 Lack of Reliance on Agent. Each Lender (and Bank Product Provider) acknowledges that none of Agent nor any of its Affiliates, officers, directors, employees, attorneys, and agents has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by Agent or any of its Affiliates, officers, directors, employees, attorneys, or agents to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon Agent and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Credit Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also under any provision hereof, Agent shall have the right to request instructions from the Required 116549.01103/127129470v.6 deemed to represent) that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Credit Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any other Person party to a Credit Document that may come into the possession of Agent. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to Borrowers, their Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement). Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Credit Documents or the financial or other condition of Borrowers. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes, or the financial condition of Borrowers, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Borrower or Collateral (“Report”). Each Lender agrees (a) that Agent makes no representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any claims or liabilities arising as a direct or indirect result of Agent furnishing a Report to such Lender. Section 11.4 Certain Rights of Agent. Without limiting Agent’s rights and discretion thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at 116549.01103/127129470v.6 Lenders or, as required, each of Lenders. If Agent shall request instructions from the Required Lenders or all Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders or each of Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or each of Lenders, as the case may be. Section 11.5 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, facsimile, e- mail or other electronic transmission or other documentary or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Borrowers with respect to matters concerning Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Section 11.6 Indemnification of Agent. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct. Section 11.7 Agent in its Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Credit Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of Lenders. Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Credit Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to Lenders (or Bank Product Providers), and Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity. Section 11.8 Holders of Notes. Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer of upon receipt of the proceeds of such sale by Agent if the sale or disposition is permitted under 116549.01103/127129470v.6 the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor. Section 11.9 (a) Successor Agent. Agent may, upon five (5) Business Days notice to Lenders and Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 11.9(a) of this Agreement) by giving written notice thereof to Lenders and Borrowers. If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank, such resignation shall also operate to effectuate its resignation as Issuing Bank and it shall automatically be relieved of any further obligation to issue Letters of Credit. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000); provided, however, that Required Lenders may, upon five (5) days notice, replace any such successor Agent appointed by a retiring Agent. (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. In the event Agent or its assets are taken over by any state or federal agency having jurisdiction over Agent or its assets, a majority of the Lenders other than Agent may appoint a successor to Agent. Section 11.10 Collateral Matters. Each Lender authorizes and directs Agent to accept the other Credit Documents for the benefit of Lenders. Agent is hereby authorized, on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action, in its sole discretion, with respect to any Collateral or Credit Document which may be necessary or appropriate to perfect and maintain perfected or enforce the Liens upon the Collateral granted pursuant to this Agreement. Lenders hereby authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and payment in immediately available funds and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting Property being sold or disposed

81 116549.01103/127129470v.6 this Agreement or any other Credit Document or is made by Agent in the enforcement of its rights hereunder following the occurrence of an Event of Default or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all Lenders hereunder; provided, however, that Agent may, in its discretion, upon request by Borrowers, release Agent’s Liens on Collateral value in the aggregate not in excess of Five Million Dollars ($5,000,000) during any one year period without the prior written approval or authorization of any of the other Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.10(b). (c) Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is in the possession of a custodian pursuant to the Custodian Agreement or is owned by Borrowers or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 11.10 or in any of the Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of the Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct. Section 11.11 Delivery of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments , agreements, notices, communications or other information received by Agent from Borrowers, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (a) as specifically provided in this Agreement or any other Credit Document and (b) as requested from time to time in writing by any Lender with respect to documents, instruments, notices or other written communications from Borrowers received by and in the possession of Agent. Section 11.12 Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loan to the extent the same is required to be paid to Agent for the account of Lenders) unless Agent has actual knowledge thereof or has received notice from a Lender or Borrowers specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that Agent has such knowledge of or receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Article 9) take such action with respect to such Default or Event of Default or refrain from taking such action, with respect to such Default or Event of Default as Agent shall deem advisable in the best interest of Lenders and shall, without limiting Agent’s rights or discretion under this Agreement, use reasonable efforts under the circumstances to consult with Lenders before taking any material enforcement action; and provided further that Agent shall not be required to take any such action which it determines to be contrary to law. ARTICLE 12 INTER-BORROWER PROVISIONS

116549.01103/127129470v.6 Section 12.1 (a) Certain Borrower Acknowledgments and Agreements. Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrowers because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive this credit facility on favorable terms granted by this Agreement and other Credit Documents which would not have been available to an individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure this credit facility which each Borrower may utilize directly and which receive the credit support of the other Borrowers as contemplated by this Agreement and the other Credit Documents. (b) Agent has advised Borrowers that it is unwilling to enter into this Agreement and the other Credit Documents and make available this credit facility extended hereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower under this Agreement and other Credit Documents. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce Lender to extend credit pursuant to this Agreement and the other Credit Documents executed in connection herewith (i) because of the desirability to each Borrower of this credit facility, the interest rates and the modes of borrowing available hereunder, because each Borrower may engage in transactions jointly with other Borrowers and (iii) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth. Each Borrower has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Credit Documents (including, without limitation, the inter-Borrower arrangement set forth in this Section 12.1) will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its Property at a fair valuation, that such Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Borrower from the access to funds under this Agreement (including, without limitation, the inter- Borrower arrangement set forth in this Section 12.1) is reasonably equivalent to the obligations undertaken pursuant hereto. Borrower Agent (on behalf of each Borrower) shall maintain records specifying (a) all Obligations incurred by each Borrower, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Obligations and (d) all inter-Borrower obligations pursuant to this Section 12. Borrower Agent shall make copies of such records available to Agent, upon request. Section 12.2 Maximum Amount of Joint and Several Liability. To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Credit Documents invalid or unenforceable, such Borrower’s obligations hereunder and under the other Credit Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower’s obligations hereunder and under the other Credit Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or

116549.01103/127129470v.6 thereof, as if this Section 12.2 were not a part of this Agreement. Section 12.3 Authorization of Borrower Agent by Borrowers: Each Borrower hereby irrevocably authorizes Borrower Agent to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to any Credit Document and each Borrower shall be bound thereby. This authorization is coupled with an interest and shall be irrevocable, and Agent may rely on any notice, request, information supplied by Borrower Agent, every document executed by Borrower Agent in respect of Borrowers or any thereof as if the same were supplied, made or taken by any or all Borrowers. Without limiting the generality of the foregoing, the failure of one or more Borrowers to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing. Borrowers acknowledge that the credit facility provided hereunder is on terms more favorable than any Borrower acting alone would receive and that each Borrower benefits directly and indirectly from all Advances hereunder. Each Guarantor and, subject only to the terms of Section 12.2 of this Agreement, each of the other Borrowers, shall be jointly and severally liable for all Obligations, regardless of, inter alia, which Borrower requested (or received the proceeds of) a particular Advance. Section 12.4 Qualified ECP Obligor. Each Qualified ECP Obligor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Obligor shall only be liable under this Section 12.4 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.4, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Obligor under this Section 12.4 shall remain in full force and effect until payment in full of all Obligations and termination of the Commitments. Each Qualified ECP Obligor intends that this Section 12.4 constitute, and this Section 12.4 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. [SIGNATURES ON FOLLOWING PAGE(S)]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] S-1 IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. Dated the date and year first set forth above. BORROWERS: NICHOLAS FINANCIAL, INC. By: _/s/ Douglas Marohn Name: _Douglas Marohn Title: _President & CEO NICHOLAS DATA SERVICES, INC. By: _/s/ Douglas Marohn Name: _Douglas Marohn Title: _President & CEO

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT] S-2 AGENT: WELLS FARGO BANK, N.A. By: _/s/ William M Laird Name: _William M Laird Title: _SVP – Portfolio Manager LENDERS: WELLS FARGO BANK, N.A. By: _/s/ William M Laird Name: _William M Laird Title: _SVP – Portfolio Manager FIRST HORIZON BANK By: /s/ Rachel Hayes_ Name: _Rachel Hayes Title: _Senior Vice President HANCOCK WHITNEY BANK By: _/s/ Jeffrey E Gould Name: _Jeffrey E Gould Title: _SVP

116549.01103/127129470v.6 EXHIBITS Exhibit A: Form of Annual Compliance Certificate Exhibit B: Form of Availability Statement Exhibit C: Form of Request for Advance Exhibit D: Investment Policy SCHEDULES Schedule I: Lenders Schedule II: Permitted Indebtedness Schedule III: Permitted Liens Schedule 4.2: Organization and Good Standing Schedule 4.7: Litigation Schedule 4.12: Investments Schedule 4.16: Business Locations Schedule 4.17: Equity Interests Schedule 4.18: Deposit Accounts

116549.01103/127129470v.6 SCHEDULE I Commitments Lenders Commitment Percentage Commitment Amount Wells Fargo Bank, N.A. 800 Walnut Street Mail Code F-00001-069 Des Moines, Iowa 50309 Attn: Mr. William M. Laird, Senior Vice President Facsimile: (215) 670-6120 57.14% $100,000,000 First Horizon Bank 165 Madison Ave., 10th FL Memphis, TN 38133 Attn: Rachel Hayes, Senior Vice President Facsimile: 901-523-4633 22.86% $40,000,000 Hancock Whitney Bank 445 North Boulevard Baton Rouge, LA 70802 Attn: Greg Scott Facsimile: 225-381-0402 20.00% $35,000,000 TOTAL 100% $175,000,000

116549.01103/127129470v.6 SCHEDULE II Permitted Indebtedness None.

116549.01103/127129470v.6 SCHEDULE III Permitted Liens None.

116549.01103/127129470v.6 SCHEDULE 4.2 Organization and Good Standing Borrower State of Organization Organizational ID Nicholas Financial, Inc. Florida L90100 Nicholas Data Services, Inc. Florida H48674

116549.01103/127129470v.6 SCHEDULE 4.7 Litigation Borrower Claimant Amount Claimed Description Covered by Insurance (with deductible) Nicholas Financial, Inc. Lucaria McClimans Unknown Car accident involving company owned car Yes

116549.01103/127129470v.6 SCHEDULE 4.12 Investments None.

SCHEDULE 4.16

Business Locations

Borrower	Principal Place of Business	Other Locations
Nicholas Financial, Inc.	Building C, Suite 501B 2454 McMullen Booth Road Clearwater, FL 33759	
		Cahaba Plaza 220 Cahaba Valley Road Pelham, AL 35124
		3030 Memorial Pkwy SW Suite A-105 Huntsville, AL 35801
		2401 W. Eau Gallie Blvd. Suite 4 Melbourne, FL 32935
		931 S. Semoran Blvd, Suite 212 Winter Park, FL 32792
		500 S.W. 10th Street, Suite 307 Ocala, FL 34478-4307
		1562 Wells Road Suite 10-11 Orange Park, FL 32073
		2190 Airport Boulevard Suite # 2650 Pensacola, FL 32504
		2620 -2 W. Tennessee Street Tallahassee, FL 32304
		1705 N. Congress Ave. Boynton Beach, FL 33426
		2267 SW 2nd Street Pompano Beach, FL 33069
		6501 102nd Ave N., Ste 6473 Pinellas Park, FL 33782-3029
		8534 Ridge Road New Port Richey, FL 34654-4934
		Fountain Oaks Shopping Center 3673 W. Waters Avenue Tampa, FL 33614
		3360 Satellite Blvd. Suite # 6 Duluth, GA. 30096
		2359 Windy Hill Road, Suite 215 Marietta, GA 30067
		1500 Mt. Zion Road, Suite 203 Morrow, GA 30260

116549.01103/127129470v.6

		2 Park of Commerce Blvd. Suite F Savannah, GA 31405
		3035 Centerville Hwy, Suite 7 Snellville, GA 30039
		950 E Fairview Ave. Suite # 170 Meridian, ID 83646
		113-1 E. Lake Street Bloomingdale, IL 60108
		75 Executive Drive, Suite C Carmel, IN 46032
		5510 S. East Street, Suite J Indianapolis, IN 46227
		8127 Connector Drive Florence, KY 41042
		3421 Stony Spring Circle Louisville, KY 40220
		4384 Clearwater Way, Suite 190 Lexington, KY 40515
		37156 Six Mile Rd., Suite A-6 Livonia, MI 48152
		1633 28th Street S.W., Suite M Wyoming, MI 49519
		1229 NE Douglas Street Lee's Summit, MO 64086
		4895 Mexico Road St. Peters, MO 63376
		7895 W. Sunset Rd., Suite 106 Las Vegas, NV 89113
		3600 Arco Corporate Drive Suite 210 Charlotte, NC 28273
		2331 Crown Point Executive Drive Suite N Charlotte, NC 28227
		800 N. Main Street, Unit D Kernersville, NC 27284
		5215 Capital Boulevard Raleigh, NC 27616
		911 Graham Rd Suite 45 Stow, OH 44221
		11255 Reed Hartman Hwy Suite H Cincinnati, OH 45241
		1257 B Rockside Road Parma, OH 44134

116549.01103/127129470v.6

		34131 Center Ridge Road North Ridgeville, OH 44039
		10501 Blacklick Eastern Road #500 Pickerington, OH 43147
		Kroger Marketplace Center 3852 Hard Road Dublin, OH 43016-8025
		11279 Perry Highway, Suite 305 Wexford, PA 15090
		2048 Sam Rittenburg Blvd., Suite 4 Charleston, SC 29407
		800 Columbiana Drive, Suite 106 Irmo, SC 29063
		355 Woodruff Road, Suite 401 Greenville, SC 29607-3481
		139 Maple Row Blvd., Suite 100 Hendersonville, TN 37075
		9630 N Sam Houston Pkwy E Suite F Humble, TX 77396
		808 W. Layton Ave. Milwaukee, WI 53221
		2273 W 7800 S Suite 4 West Jordan, UT 84088

116549.01103/127129470v.6

116549.01103/127129470v.6 SCHEDULE 4.17 Equity Interest Borrower Holder Class Ownership Percentage Nicholas Data Services, Inc. Nicholas Financial, Inc. (British Columbia) Common stock 100% Nicholas Financial, Inc. Nicholas Data Services, Inc. Common stock 100%

SCHEDULE 4.18

Deposit Accounts

Depository Bank	Account Owner	Account #	Account Type
PNC Bank	PO Box 609 Pittsburgh PA 15230-9738	41-5601-1062	Deposit Account
Fifth Third Bank	PO Box 630900 Cincinnati OH 45263-0900	7281862008	Deposit Account
Wells Fargo Bank	PO Box 63020 San Francisco CA 94163-2798	0004862503661	Master Operating Account
Wells Fargo Bank	PO Box 63020 San Francisco CA 94163-2798	0004784303844	Deposit Account
Texas Capital Bank	2350 Lakeside Blvd Richardson TX 75082	1411031022	Master Operating Account
Texas Capital Bank	2350 Lakeside Blvd Richardson TX 75082	1418000426	Controlled Disbursement Account
Wells Fargo Bank	PO Box 63020 San Francisco CA 94163-2798	0004897148144	Money Market Account
Wells Fargo Bank	PO Box 63020 San Francisco CA 94163-2798	0004977925858	Money Market Account
Wells Fargo Bank	PO Box 63020 San Francisco CA 94163-2798	0004862503679	Controlled Disbursement Account
Schwab	PO Box 2912 Phoenix, AZ 85062-2912	7845-5763	Deposit Account

116549.01103/127129470v.6

116549.99999/22148269v.2 EXHIBITS Exhibit A: Exhibit B: Exhibit C: Exhibit D: Form of Annual Compliance Certificate Form of Availability Statement Form of Request for Advance Investment Policy

116549.99999/22148269v.2 Exhibit A Form of Annual Compliance Certificate In connection with that certain LOAN AND SECURITY AGREEMENT dated as of November [__], 2021, by and among NICHOLAS FINANCIAL, INC., a Florida corporation (“Borrower Agent”), NICHOLAS DATA SERVICES, INC, a Florida corporation, and such other Persons joined hereto from time to time as borrowers (collectively with Borrower Agent, the “Borrowers” and each individually is referred to as a “Borrower”), WELLS FARGO BANK, N.A., as agent for Lenders (“Wells Fargo”) and the financial institutions from time to time party thereto (collectively, the “Lenders”), and the other agreements and documents executed and delivered by the Borrowers to Wells Fargo in connection therewith, as the same may have been amended from time to time (collectively, the “Loan Agreement”), the undersigned does hereby certify, represent and warrant to Wells Fargo, the truth, accuracy and completeness of the following statements as of the date set opposite his/her signature below: Borrowers remain in compliance with all financial covenants and other covenants contained in the Loan Agreement as of the date hereof; all representations and warranties contained in the Loan Agreement are and remain true, accurate and complete in all material respects as of the date hereof (except if such representation and warranty is already qualified by materiality, in which case true and correct in all respects); and no event has occurred as of the date hereof that constitutes, or, with the passage of time or the giving of notice, or both, would constitute, a Default or an Event of Default under the Loan Agreement. Other than Non-Material Violations (as defined below), Borrowers are in compliance in all material respects with, and have appropriate internal control processes, policies and procedures in place to remain in compliance with, all federal, state and local laws, rules and regulations (“Laws and Regulations”) applicable to (i) the transactions contemplated in the Loan Agreement and (ii) the extension of credit, and the creation of a security interest in personal property or a mortgage in real property in connection therewith, as the case may be, and laws with respect to protection of interests in connection with such transactions, including without limitation, all Finance Laws. The term “Non-Material Violations” as used above means violations of Laws and Regulations by Borrowers that would not, either presently or with the passage of time, and either individually or in the aggregate, (i) have a material adverse effect on Borrowers’ financial condition or business taken as a whole or (ii) adversely affect the condition or value of the Collateral (as defined in the Loan Agreement) or the enforceability of material contracts and Receivables (as defined in the Loan Agreement). The undersigned is the President or Chief Executive Officer of the Borrower Agent, and, as such, the undersigned has the full power and authority to execute and deliver this Certificate to Wells Fargo. The undersigned does hereby personally verify that the statements made herein are true, correct and complete in every respect, and the undersigned understands that the failure of any statement made herein to be true, correct or complete will constitute an event of default (however the same may be designated) under the Loan Agreement.

116549.99999/22148269v.2 IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date written below. Date: __________________ NICHOLAS FINANCIAL, INC. By: ________________________________ Name: _________________ _______ Title: ________________________________

116549.99999/22148269v.2 Exhibit B Form of Availability Statement On file with Agent.

EXHIBIT B 2) Add Volume During Period: (A) Cash Advanced (B) Discounts Charged / Reserves Withheld (C) Insurance (D) Miscellaneous Total Volume $0.00 3) Less Liquidation During Period: (A) Cash Collections (B) Charge-offs (C) Interest & Insurance Rebates (D) Transfers to Repo Inventory (E) Miscellaneous Total Liquidation $0.00 4) Principal Receivables End of Period (Total of Lines 1 plus 2 minus Line 3) $0.00 5) Less: (A) Unearned Dealer Discounts and Purchase Discounts (B) Dealer Reserves (C) Unearned Insurance and Fee Commissions (D) Other 6) Net Receivables (Line 4 less Line 5) $0.00 7) Ineligible Receivables (from Part IV) $0.00 8) Total Eligible Receivables (Line 7 less Line 8) $0.00 9) Advance Rate, subject to the CPI 85% 10) Calculated Availability (line 9 x line 10) $0.00 Total Availability, lesser of Calculated Availabilty and Commitment Amount Amount Owing to Wells Fargo at End of Period $0.00 13) Additional Cash Available End of Period (Excess Availability) $0.00 AVAILABILITY STATEMENT (parts I, II, III, IV, V) Nicholas Financial, Inc. Commitment Amount: Reporting Period Ending: $175,000,000 Part I: Availability Calculation 1) Principal Receivables Beginning of Period (Line 4 of previous Availability Statement) (Subtract Line 12 from Line 11.) Part II: Custodian's Certificate TO: Wells Fargo Preferred Capital I hereby certify that the amount shown as Outstanding Principal End of Period in Line 4 is correct and all the collateral documents evidencing these Receivables are in the possession and under the exclusive control of the applicable custodian as required pursuant to the Loan and Security Agreement, as amended, by and among Nicholas Financial, Inc. and Wells Fargo Bank, N.A., dated November 5, 2021. Nicholas Financial, Inc. Date: By: Authorized Officer

Part II: Adjusted Tangible Net Worth and Adjusted Capital Base Calculations

1. Total Equity:
   - a) Less Intangibles (goodwill, patents, trademarks, trade names, organizational expense, unamortized debt issuance costs, and other like intangibles):
   - b) Less Investments in and loans to shareholders, directors, employees & subsidiaries:
   - c) Less Receivables 121 or more days contractually delinquent:
   - d) Less shortfall of Allowance for Loan Loss ("ALL") to meet required ALL (part III B):
2. Adjusted Tangible Net Worth (Line 1 less Lines 1a through 1d): $ -
3. Subordinated Debt as defined in the Loan Agreement:
4. Capital Base (Line 2 + 3): $ -
5. Total Debt:

Part III: Covenant Compliance and Reserve Adequacy

A. Covenant Compliance

1. EBITDA Ratio for the most recent 12 months ended to be maintained at no less than 1.50x
2. Total Debt to Adjusted Tangible Net Worth Ratio, as defined in the Loan Agreement, to be maintained at no greater than 3.00x: #DIV/0!
3. Collateral Performance Indicator ("CPI") to be maintained at no greater than 24.00%:

Rolling 3-Month 31+ Delinquency %	
Rolling Charge-off %	
Repo Inventory %, if any	
CPI	0.00%

B. Reserve Adequacy

1. Loss Reserves, inclusive of unearned discounts and dealer reserves, to be maintained at no less than the greater of:

a) the Principal Balance of outstanding Receivables multiplied by the rolling 12 month ratio of the sum of net charge-offs to average Principal Receivables, or:

b) an amount pursuant to the recommendation of the external accounting firm preparing the GAAP financial statements:

LOSS RESERVES REQUIRED $ -

ACTUAL LOSS RESERVES
Unearned Discounts & Dealer Reserves:
Allowance for Loan Loss:
Total Loss Reserves: $ -

Part IV: SCHEDULE OF CERTAIN INELIGIBLES

1. Accounts more than 60 days contractually past due:
2. Accounts with original term of 61 to 72 months originated prior to closing that are more than 30 days contractually past due
3. Accounts subject to bankruptcy proceedings
4. Accounts assigned for repossession or that have been repossessed
5. Accounts to officers, equity holders, or employees
6. Accounts subject to litigation or legal proceedings
7. Accounts that have been rescheduled as a result of delinquency status
8. Accounts that are direct receivables to the extent they exceed 20% of net receivables
9. Accounts that are:
   (a) indirect receivables with an original term > 60 months and ≤72 months to the extent they exceed 2.5% of net receivables
   (b) direct receivables with an original term > 48 months and ≤60 months to the extent they exceed 2.5% of net receivables — $ -
10. Accounts that are:
    (a) indirect receivables with an original term > 72 months
    (a) direct receivables with an original term > 60 months — $ -
11. Accounts that are:
    (a) indirect receivables with an original principal balance > $20,000 and ≤$25,000 to the extent they exceed 5% of net receivables
    (b) direct receivables with an original principal balance > $10,000 and ≤$15,000 to the extent they exceed 5% of net receivables — $ -
12. Accounts that are:
    (a) indirect receivables with an original principal balance > $25,000
    (a) direct receivables with an original principal balance > $15,000 — $ -
13. Accounts for which payments have been deferred more than (a) two billing cycles during any rolling 12 month period, or (b) three billing cycles during the contractual term
14. Accounts which provide for interest only payments or a balloon payment
15. Accounts from any one dealer or group of related dealers to the extend that such receivables represent more than 5% of net receivables
16. Accounts for which the purchase price has not been funded to the applicable dealer
17. Accounts in which valid certificate of title has not been received within 120 days of origination
18. Accounts which are not in compliance with Borrower's underwriting guidelines
19. Accounts serviced by a company other than a Borrower
20. Accounts on a form for which WFPC has not received an acceptable opinion for compliance with laws and regulations
21. Accounts, which in Wells Fargo's permitted discretion, do not constitute acceptable collateral.

TOTAL NET INELIGIBLE RECEIVABLES $ -

Part V: CERTIFICATE OF BORROWER

The undersigned Borrower certifies that:

A. The information set forth on this Availability Statement is true and correct;
B. The representations and warranties made in the Loan and Security Agreement between the Borrower and Wells Fargo Bank, N.A., are true and correct as of today's date;
C. No Default or Event of Default under the Loan and Security Agreement has occurred.

Nicholas Financial, Inc.

By: ______________________________
Authorized Officer

116549.99999/22148269v.2 Exhibit C Form of Request for Advance To: Wells Fargo Bank, N.A. 800 Walnut Street Des Moines, Iowa 50309 Re: Loan and Security Agreement (as amended, modified, supplemented or otherwise restated from time to time, “Loan Agreement”), dated as of November [__], 2021 by and among NICHOLAS FINANCIAL, INC., a Florida corporation (“Borrower Agent”), NICHOLAS DATA SERVICES, INC, a Florida corporation and such other Persons joined thereto from time to time as borrowers (each a “Borrower” and collectively, the “Borrowers”), Wells Fargo Bank, N.A., as agent for Lenders (“Agent”), and the financial institutions from time to time a party thereto (collectively, with Agent, the “Lenders”). Date of Request: ________ __, 202__ This Request for Advance is delivered pursuant to the Loan Agreement. All terms defined in the Loan Agreement shall have the same meaning herein, except as expressly defined in this Request for Advance or as set forth in the Availability Statement. I. Loan Availability from line ___ of the most recent Availability Statement provided to Agent II. All Loan principal repayments since most recent Availability Statement III. All Advances since most recent Availability Statement IV. Request for Advance V. Availability after Request for Advance (I. plus II. minus III. minus IV.) VI. Receiving account number for wire transaction Borrowers each hereby certify that: a) Upon making the Advance, the principal balance of the outstanding Advances made by Agent shall be equal to or less than the lesser of (i) the Maximum Principal Amount or (ii) the Borrowing Base; The representations and warranties made in the Loan Agreement are true and correct in all material respects as of the date of this Request for Advance; No Event of Default or Default has occurred and is continuing or would be caused by the Advance requested; Borrowers confirm Borrowers’ compliance with Sections 2.1 and 2.7 of the Loan Agreement both immediately prior to and after the Advance requested; b) c) d)

116549.99999/22148269v.2 e) There has been no material adverse change in the financial condition, operations or business of Borrowers since the date of the financial statements most recently delivered to Agent pursuant to Section 6.1 of the Loan Agreement. Signature of officer authorized by Borrower Agent to request Advance: _____________________________________ Name: Title:

116549.99999/22148269v.2 Exhibit D Investment Policy See attached.

00078218v2 COMPANY NAME Investment Policy September 10, 2020 Policy It is the policy of COMPANY NAME (the “Company”) that all Company investments shall be in accordance with the policy and procedures set forth below (collectively, this “Policy”). Permitted Investments The Company is permitted to invest in the following types of equity and debt securities, cash and cash equivalents, and other investments meeting the qualifications set forth below: Security Type Definition U.S. Treasury bills, notes, and bonds U.S. government-guaranteed securities. U.S. government agency debt Debt obligations issued by agencies of the U.S. government, such as the Federal National Mortgage Association (FNMA), the Federal Home Loan Bank (FHLB), the Federal Home Loan Mortgage Corporation (FHLMC), and the Federal Farm Credit Bank (FFCB). Commercial paper An unsecured promissory note (maturities of 1- 270 days) issued by banks, corporations, and finance companies. Domestic certificates of deposit A marketable receipt for funds deposited in a United States bank or thrift institution for a specific time period at a stated rate of interest. Time deposits Certificates of deposit held in a United States financial institution for a negotiated fixed term or with the understanding that the depositor can withdraw only by giving notice. Money market funds Money market funds in United States financial institutions. Corporate debt securities (notes and bonds) Corporate debt instruments.

2 00078218v2 Security Type Definition Qualifying corporate equity securities The Company may purchase corporate equity securities of publicly traded companies which meet the following qualifications: The issuer has a market capitalization of at least $500 million; The Company shall maintain a cash buffer amount established by the Management in connection with the latest available Monthly Servicer Report, and which amount is initially set at $15 million (the “Cash Buffer Amount”). The Company shall not use any of the funds reserved for the Cash Buffer Amount to purchase any qualifying corporate equity securities; The total amount of equity securities of any single issuer purchased by the Company shall not exceed fifteen (15%) percent of the Company’s net worth at the equity securities cost basis (as reported on its most recent financial statements as filed with the Securities and Exchange Commission at the time of purchase); None of the Company’s officers or directors serve as a member of the Board of Directors or an officer of any such issuer or hold a 5% or greater equity stake in any such issuer; and Any and all investments in corporate equity securities which meet the requirements set forth in this Section shall require 2 of the 3 Investment Committee members approval. III. Administrative Measures Management shall institute appropriate administrative measures to provide that all investments are not in violation of, and are reviewed in accordance with, this Policy. This Policy is intended to govern liquid investments and does not cover or prohibit the Company from making investments in and acquiring assets in privately-held companies as long as any requisite Board approval is obtained.

3 00078218v2 In order to maintain adequate internal financial controls, the Company’s Chief Financial Officer shall be notified of all trades before they occur with the broker-dealer utilized by the Company to effect any trades. The Company shall also institute such additional measures as deemed necessary or desirable by the Company’s Chief Financial Officer and the Company’s independent public accountant to ensure that all investment activities maintain adequate internal controls as required by Section 404 of the Sarbanes-Oxley Act. The Investment Committee shall be responsible for day-to-day investment operations and investment decisions. The initial members of the Investment Committee shall be Adam Peterson, Jeremy Zhu, and Doug Marohn. Members of the Investment Committee may be appointed or removed by the Company’s Board of Directors at any time for any reason or no reason. No member of the Investment Committee shall be compensated for his role as a member of the Investment Committee. The Committee shall provide to the Board of Directors a quarterly report on equity securities held by the Company including the price paid for such securities, the current market value of such securities at the end of such month, the total return on such investments for the calendar year to date and the total return on such investments since the date of acquisition of such equity securities. The amount of securities which may be held by the Company shall not exceed 90% of the maximum value of securities which the Company may hold without having to register as an Investment Company within the meaning of the Investment Company Act of 1940, all as determined by the Company’s Chief Financial Officer from time to time. The Company’s Audit Committee may, from time to time, and in its sole discretion, prohibit investments in certain industries and regions. To assure continued relevance of the guidelines and objectives established in this Investment Policy Statement, the Audit Committee plans to review the investment policy at least annually. After review, if changes are needed, the Audit Committee will recommend such changes to the Board of Directors for approval. IV. Interpretation In any circumstance where the terms of this Policy differ from any existing or newly enacted law, rule, regulation or standard governing the Company, the law, rule, regulation or standard will take precedence over this Policy until such time as this Policy is changed to conform to the law, rule, regulation or standard.